SCHEDULE 14C
                                       (Rule 14c-101)
                       INFORMATION REQUIRED IN INFORMATION STATEMENT
                                  SCHEDULE 14C INFORMATION
              Information Statement Pursuant to Section 14-c of the Securities
                                    Exchange Act of 1934

Check the appropriate box:

x Preliminary information statement     Confidential, for use of the Commission
                                        only (as permitted by Rule 14c-5(d) (2))
 Definitive information statement

                               DELTA COMPUTEC INC
               -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

      Payment of Filing Fee (Check the appropriate box):

       No fee required.

      x Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:60

Common and Preferred

     (2) Aggregate number of securities to which transaction applies:

         18,468,850 Shares of Common, N0 (0) Shares of Preferred

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how It was determined):
         $3,425,280.25

     (4) Proposed maximum aggregate value of transaction:
         $3,425,280.25

     (5) Total fee paid:
         $686.60  (1/50th  of 1% of  transaction:  .01X  .02 X  $3,432,999.00  =
         $686.60)

         Fee paid previously with preliminary materials.
         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
None

     (2) Form, Schedule or Registration Statement No.: Schedule 14C (Preliminary Information Statement)
     (3) Filing Party: Delta CompuTec Inc. (DCIS) (4) Date Filed: July 28, 1998

                              INFORMATION STATEMENT
                                 August 7, 1998

                     To shareholders of DELTA COMPUTEC, INC.

Relating to the Pending Merger with ALPHA MICRO MERGER CORP.("Alpha Micro Sub").


     This Information Statement relates to the pending merger ("Merger") of Delta Computec, Inc. ("DCI" or "the Company") with Alpha Micro Merger ("ALPHA
MICRO  SUB"),  a  Delaware  Corporation.,  a wholly  owned  subsidiary  of Alpha
Microsystems, a California corporation. This Information Statement was first mailed or delivered to shareholders on or about August 7, 1998.
     On June 26, 1998, the Board of Directors of the Company approved the Merger. The Merger is proposed to be approved by shareholders of the Company holding at least two-thirds (2/3) of the votes, represented by the outstanding common stock of the Company. The necessary votes to approve the Merger are held by controlling shareholders. Accordingly, the merger as described herein will not require that minority shareholders deliver their proxy. This Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Merger in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder including particularly Regulation 14C, and Sections 623 and Article 9 of the Business Corporation Law of New York.
     On July 2, 1998, the Company executed a Merger Agreement ("Agreement") with ALPHA MICRO SUB. The Company anticipates that the Merger, as contemplated by the Agreement, will be effectuated by August 31, 1998.

     Notice is hereby given to the shareholders of DCI that a shareholders' meeting shall be held on August 31, 1998 at DCI headquarters, 690 Portland Avenue, Rochester, NY 14621, at 10:00 AM. Each shareholder has certain appraisal rights pursuant to New York Business Corporation Law Section 623, a copy of which is attached hereto as Attachment 3.





                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

                                      INDEX
                              INFORMATION STATEMENT
                             To Shareholders of DCI


SUMMARY................................................................4


PROPOSAL FOR MERGER OF DCI INTO ALPHA MICRO SUB........................4


LIST OF PARTIES TO THE TRANSACTION:....................................5


INFORMATION WITH RESPECT TO ALPHA MICROSYSTEMS.........................5

  Alpha Microsystems...................................................5
    Business...........................................................5
    General Development of Business....................................6

CONSIDERATION FOR MERGER OF DCI INTO ALPHA MICRO SUB...................7

  Company Debt Obligations.............................................7
  Representations and Warranties.......................................7
  Conditions to Closing................................................8
  Conduct of Business by DCI Pending the Merger of DCI Into ALPHA
     MICRO SUB.........................................................8
  Fairness Opinion of Financial Advisors...............................8

THE PURPOSE AND METHODOLOGY OF THE MERGER..............................9

  Voting and Beneficial Interests......................................9
    Interest of Certain Persons in Matters to be Acted Upon............9
    Voting Securities of DCI...........................................9
    Securities Ownership of Certain Beneficial Owners and Management...9

INFORMATION WITH RESPECT TO DCI.......................................10

  Technical Services..................................................10
  Marketing...........................................................10
  Legal Proceedings...................................................11
  Market Information..................................................12
  Management Discussion and Analysis..................................12
    General...........................................................13
    Management's Discussion and Analysis of Financial Condition and
      Results of Operations 1997 Compared to 1996.....................14
     No Material Changes..............................................14
     Revenues.........................................................15
     Costs and Expenses...............................................15
     Selling, General and Administrative Expenses.....................15
     Inventory and Product Obsolescence...............................15
     Interest Expense.................................................15
     Income Taxes.....................................................16
     Year 2000........................................................16
     New Accounting Standards Pronouncements..........................16
       Comprehensive Income...........................................16
     Inflation........................................................17
     Voting and Beneficial Interests..................................17
       Security Ownership of Certain Beneficial Owners and Management.18
       Beneficial Ownership of Shares of DCI..........................18
     Dividends........................................................18
     Annual Report....................................................18
       FORM 10-K......................................................18
       FORMS 10-Q.....................................................18

HISTORICAL FINANCIAL INFORMATION......................................19

  Financial Information About Industry Segments.......................19
  Market Price and Dividends for the Company Common Equity and Related
      Stockholder Matters.............................................19
  Selected Financial Data.............................................19
  Management's Discussion and Analysis of Financial Condition and
      Results of Operation............................................19
  Interim Financial Balance Sheet as at June 30, 1998..............19-20
  Regulatory Requirements.............................................20
  Quantitative and Qualitative Disclosures about market risk..........20

ACCOUNTING TREATMENT OF THE MERGER OF THE SHARES......................20

FEDERAL INCOME TAX CONSEQUENCES.......................................20

  Attachment 1.....................................................21-59
  Attachment 2.....................................................60-61
  Attachment 3.....................................................62-65
  Attachment 4........................................................66

Summary
-------
     On June 26, 1998, the Board of Directors of Delta CompuTec Inc. ("DCI" or "the Company") authorized the merger of all of the outstanding shares of DCI into Alpha Micro Merger Corp, (ALPHA MICRO SUB), a Delaware corporation, and a wholly- owned subsidiary of Alpha Microsystems ("ALPHA MICRO"), a California corporation.
     The Boards of Directors of ALPHA MICRO and DCI have determined that it is in the best interests of their respective shareholders for ALPHA MICRO SUB to merge with and into DCI upon the terms and subject to the conditions set forth in the Merger Agreement ("Agreement") see Attachment 1.
     In order to effectuate the transaction, ALPHA MICRO. has organized ALPHA MICRO SUB as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in the Agreement, to merge Alpha Micro Merger Corp. (ALPHA MICRO SUB) with and into DCI so that DCI continues as the surviving corporation. As a result, DCI will become a wholly-owned subsidiary of ALPHA MICRO, and DCI's shareholders will have the right to receive the Purchase Price (as hereinafter defined), subject to appraisal rights pursuant to the procedures described in Section 623 of the New York Business Corporation Law.
     As a stand alone company, DCI has been severely limited in terms of growth due to a substantial negative net worth and a weak working capital position. In October 1996, the former lending institution of DCI, National Canadian Finance Corporation ("NCFC"), refused to advance additional funds to support DCI's growth strategy. At that time the controlling shareholders of DCI, Joseph and Joanne Lobozzo ("Lobozzos") agreed to purchase the secured debt from NCFC, and therefore become the secured debtholders. By the summer of 1998 the Lobozzo debt totaled approximately $4,775,000. At this point the Lobozzos were reluctant to extend further credit to DCI due to its substantial negative net worth. However, DCI has maintained a strategic position in the Wall Street financial arena with tested Information Technology service and hardware expertise.
     This expertise was especially attractive to ALPHA MICRO, which provides similar services and hardware sales throughout the US, with limited presence in the northeast and particularly in the NYC financial region. In the opinion of DCI's board and PASCHALL and COMPANY ("PASCO") the financial advisors retained by the Board of Directors of DCI, the value of the corporate assets would be significantly higher to ALPHA MICRO than as a stand alone company, despite the positive performance of DCI for the first six months of fiscal 1998 as shown in the quarter ending April 30, 1998 10-Q. DCI's management continually face the issues of paying interest on old debt that was required to fund losses incurred by two discontinued subsidiaries, as noted in the 10-K for the year ending October 31, 1997 incorporated herein by reference. The resulting working capital shortfall constrained growth and strained human resources.
     The board approached the Lobozzos and certain other controlling shareholders, to explore the prudence of a merger with ALPHA MICRO. The Board of Directors of DCI caused the Company to engage the services of PASCO in order to determine if othe rsuitors were available. The Lobozzos and the other controlling shareholders, after consulting with the board and PASCO for an opinion, decided to ask the board to pursue negotiations with ALPHA MICRO with the proviso that all minority shareholders' rights remain protected. In order to effectuate a merger price per share that would give the minority shareholders a price that was fair in the opinion of the board and PASCO, a two tiered merger pay-out structure was designed.

Proposal for Merger of DCI Into ALPHA MICRO SUB
-----------------------------------------------
     In early 1998, DCI engaged PASCO as financial advisor to assist in the potential merger of DCI. PASCO brought several targeted prospects to the board. After serious consideration, the board chose ALPHA MICRO as the main prospect for PASCO to pursue. After the merger price was negotiated the board felt that a pro-rata distribution of proceeds would not be adequate and fair to the minority shareholders. At this point, in order to protect their debt, the Lobozzos agreed to a two tiered pay-out matrix and presented it to the board. The board approved this matrix which allows for the minority shareholders to receive $.32 per share, which is approximately eight times estimated per share earnings for fiscal 1998, or four times the first six months actual earnings per share.
     In order to move the merger forward the Lobozzos and another major shareholder, John DiProsa agreed to receive approximately $.12 per share.

List of Parties to the Transaction:
-----------------------------------

      COMPANY NAME:     ALPHA MICROSYSTEMS, A CALIFORNIA CORPORATION AND
                        ALPHA MICRO MERGER CORP., A DELAWARE CORPORATION.

      BUSINESS ADDRESS:
            STREET 1:         2722 SOUTH FAIRVIEW STREET
            CITY:             SANTA ANA
            STATE:            CA
            ZIP:              92704
            BUSINESS PHONE:   714-957-8500

      MAIL ADDRESS:
            STREET :          2722 SOUTH FAIRVIEW STREET
            CITY:             SANTA ANA
            STATE:            CA
            ZIP:              92704


      COMPANY NAME:     DELTA COMPUTEC INC, A NEW YORK CORPORATION.


      BUSINESS ADDRESS:
            STREET:           900 HUYLER STREET
            CITY:             TETERBORO
            STATE:            NJ
            ZIP:              07608
            BUSINESS PHONE:   800-477-8586

      MAIL ADDRESS:
            STREET:           690 PORTLAND AVENUE
            CITY:             ROCHESTER
            STATE:            NY
            ZIP:              14621
            PHONE:            716-342-8900

      NAME:             JOSEPH M. and JOANNE M. LOBOZZO

            MAIL ADDRESS:
            STREET:           690 PORTLAND AVENUE
            CITY:             ROCHESTER
            STATE:            NY
            ZIP:              14621
            PHONE:            716-342-8900

Information With Respect to Alpha Microsystems
----------------------------------------------

Alpha Microsystems

     ALPHA MICRO makes information technology products (primarily Internet/intranet software), and provides training, consulting, maintenance, and networking services in the US and Canada. Its main software product,
AlphaCONNECT, is used for transferring Internet data to a variety of applications - Microsoft Excel, WordPerfect, and Borland Paradox, among others and for making self-updating Web pages. Hardware products include the Eagle family of small business computer systems, which use ALPHA MICRO's proprietary operating system, AMOS. About 4% of ALPHA MICRO's sales are to customers outside the US.

     Business

     ALPHA MICRO is a California corporation with its principal offices located at 2722 South Fairview Street, Santa Ana, California 92704 (telephone number 714-957-8500). ALPHA MICRO provides information technology products (including products for the internet and intranet markets) and IT (Information Technology), information services (including consulting, maintenance, support and networking) to a variety of market segments. ALPHA MICRO provides these services through its more than 55 locations throughout North America.

     AlphaMicro's Annual Report on Form 10-K refers to various trademarks of ALPHA MICRO and certain trademarks of other companies. All products and services are trademarks or registered trademarks of their respective holders.

     General Development of Business

     ALPHA MICRO, which was incorporated under California law on March 17, 1977, is a supplier of Information Technology (IT) services and products. ALPHA MICRO historically had two principal lines of business: (1) the sale of computer and networking hardware and software products, and (2) the service of its own and third-party hardware and software products as well as installation, training, and consulting services

     ALPHA MICRO has in the last several years focused its efforts on vertical niche markets, the expansion of its IT services business and the development and marketing of AlphaCONNECT, an internet and intranet technology. The movement into vertical niche markets did provide additional IT service revenues. However, the products were not sufficiently successful to warrant additional capital commitments. A discussion of ALPHA MICRO's divestitures during the most recent three years follows.

     In fiscal 1996, ALPHA MICRO sold CV Systems to Veterinary Centers of America ("VCA"), a major user of the product. The sale resulted from market pressures from veterinary industry consolidation and ALPHA MICRO's belief that it could apply its resources toward areas with greater growth potential. Also in 1996, ALPHA MICRO refocused its marketing strategy for PANDA, its food service software product, and ALPHA MICRO evaluated additional development of Alpha2000, its dental office software product, in an effort to economically enhance the product's market acceptance. These efforts were unsuccessful and management began evaluating these operations for potential disposition. In 1996, the Company also finalized the sale of Alpha Microsystems Belgium, S.A. ("AMB") to a member of the AMB management. Subsequent to this sale, ALPHA MICRO continued to conduct its European operations directly through Alpha Microsystems Great Britain Limited ("AMGB").

     In fiscal 1997, ALPHA MICRO sold its remaining European operations, AMGB, including Sabre Business Systems Limited, and its remaining verticle software operations, PANDA & ALPHA HEALTH CARE.

     On December 23, 1997, ALPHA MICRO acquired the telephone installation and IT service business and certain related assets of Applied Cellular Technology, Inc. for a purchase price estimated to be $2.6 million, of which $1.1 million has been paid from ALPHA MICRO's cash reserves through February 22, 1998. All amounts paid, and any future payments, are contingent on future annualized revenues.

     Subsequent to February 22, 1998, ALPHA MICRO acquired the ongoing IT service contracts and certain related assets of M & J Technologies, Inc. ("M & J") for an estimated purchase price of $950,000. The purchase price, which is contingent on future annualized revenues, is to be paid over 18 months, with 50% of the purchase price paid on the closing date of the acquisition.

     These divestitures and acquisitions were consistent with ALPHA MICRO's strategy to concentrate its resources on the IT services business and to develop and launch the AlphaCONNECT internet and intranet technology and software products. These divestitures along with ALPHA MICRO's efforts to grow the IT services business, primarily through internal growth, repositioned ALPHA MICRO in fiscal 1998, whereby IT service revenues accounted for 68.4% of total revenues and product sales accounted for 31.6% of total revenues, as compared to fiscal 1993, when IT service revenues accounted for 37.3% of total revenues and product sales accounted for 62.7% of total revenues.

     ALPHA MICRO in each of the last four years has sustained significant net losses and negative operating cash flows. Also during this time ALPHA MICRO divested certain operations, made significant investments in the development of its internet technology, and downsized its hardware operations, contributing to declines in net sales or results of operations. If ALPHA MICRO is to successfully execute its strategies discussed below, it will need to obtain outside financing and negotiate and successfully complete IT service business acquisitions. ALPHA MICRO is currently negotiating with several lending and investing institutions to finance its operating strategies and has received a commitment from a bank for a replacement $3,000,000 debt facility, subject to certain financial covenants and borrowing based requirements. While management believes it will be able to obtain sources of capital on acceptable terms, no assurances can be given that it will successfully do so.

Consideration for Merger of DCI Into ALPHA MICRO SUB
----------------------------------------------------
     Under the Agreement, DCI shares of common stock shall be converted into the right to receive a portion of the purchase price of $3,432,999.00 less the amount of any increase in the net shareholders deficit as determined in accordance with GAAP, between May 28, 1998 and the Closing Date. The holders of common stock other than certain controlling shareholders shall have the right to receive $.32 per share subject to hold-backs as provided in section 1.5 (a) (I) of the Agreement. The Lobozzos and another electing shareholder, John DiProsa, shall receive approximately $.12 per share. The Lobozzo's three adult children have each owned 300,000 shares of DCI common stock for a minimum of eighteen
(18) months (well before any discussions with ALPHA MICRO were initiated) and will be treated as all other minority shareholders. The Lobozzos deny beneficial ownership to these shares.

     There are also 309,000 "in-the-money" options, none of which are owned by the controlling shareholders, outstanding which will be exercised and converted into the right to receive a portion of the purchase price in accordance with the formula set forth above, i.e., $.32 per share, subject to hold-backs as provided in section 1.5 (a) (I) of the Agreement.

     A portion of the purchase price ($250,000 to $400,000) shall be held in escrow and withheld from payments to be made to shareholders on a pro rata basis. The escrow agent shall disburse the escrow funds to ALPHA MICRO SUB as claims for indemnification under the Agreement are made. If a balance remains after the indemnity period, the escrow agent shall disburse the funds to the shareholders on a pro rata basis.

Company Debt Obligations

     DCI has certain debt obligations to Joseph Lobozzo II and Joanne Lobozzo and their three adult children, its controlling shareholders, which total approximately $4,767,000, which includes $775,000 of new debt utilized to repay NCFC for a secured note that they owned in the amount of $775,000. These debts will be paid as part of the merger transaction. The Lobozzo's three adult children hold $120,000 of the approximately $4,767,000 of debt. The Lobozzo's hold the remaining approximately $4,647,000 of debt.

Representations and Warranties

     Under the Agreement, DCI makes extensive representations and warranties regarding DCI. Such representations and warranties include statements relative to the financial condition of DCI as reflected in certain financial statements, liabilities of DCI, agreements and contracts to which DCI is a party, tax matters affecting DCI, compensation plans of DCI and compliance with various laws and regulations (including environmental laws and regulations) applicable to DCI. DCI considers the representations and warranties to be reasonable and necessary to the accomplishment of the Merger.

     Under the Agreement, DCI agrees to indemnify defend and hold harmless the ALPHA MICRO Companies and their respective officers, directors, employees, agents, advisors, representative, lenders and its and their respective "affiliates" (as such terms are defined in rule 405 of the Securities Act of 1933, as amended) from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's and accountant's fees and cost and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character ("Losses") arising out of or in any manner incident, relating or attributable to (i) any inaccuracy in any representation or breach of warranty of DCI or Lobozzo contained in the Agreement or in any schedule, exhibit, certificate, instrument or other document or agreement executed and delivered by DCI in accordance with the Agreement; (ii) any failure by DCI or Lobozzo to perform or observe any covenant, agreement or condition to be performed or observed by it under the Agreement or under any schedule, exhibit, certificate, instrument or other document or agreement executed by it in accordance with the Agreement; and (iii) any Losses incurred in connection with a matter disclosed on Schedule 3.07 if the Agreement or Schedule 3.13 in the Agreement in excess of the amount recorded with respect to such matter on the Current Balance Sheet. The obligation of the Shareholders to indemnify ALPHA MICRO as herein stated shall survive the consummation of the transactions herein described for the period set forth in Section 10.1 in the Agreement, as extended for periods of dispute about whether a claim is justified; provide, however, recourse against the shareholders is limited to an escrow fund established pursuant to the Agreement. If claims are made in excess of the escrowed funds the shareholders shall not be required to fund the short-fall. If claims are made in an amount which is less than the escrowed funds the balance of the escrow funds will be distributed to the shareholders pro rata after the indemnity period which ends on December 31, 1999.

Conditions to Closing

     Closing of the Merger as contemplated under the Agreement is contingent upon conditions deemed prudent by management of DCI. In particular, the closing of the Merger is conditioned upon the distribution of this information statement to DCI's shareholders and expiration of 20 calendar days after such distribution. Effective with the closing of the Merger the certificate of incorporation of ALPHA MICRO SUB immediately prior to the effective time of the Merger shall become the certificate of incorporation of the surviving corporation and the directors and officers of ALPHA MICRO SUB. immediately prior to the effective time of the Merger shall become the initial directors of the surviving corporation. Current shareholders of company stock will, without any further action on their part, have their shares in DCI converted to a right to receive a portion of the purchase price as set forth elsewhere in this information statement and in the Agreement. DCI currently anticipates the closing will occur on or about August 31, 1998.

Conduct of Business by DCI Pending the Merger of DCI Into ALPHA MICRO SUB

     DCI has agreed only to take actions consistent with operating DCI in the ordinary course of business and consistent with its past practice pending the consummation of the Merger.

Fairness Opinion of Financial Advisors

     PASCO was engaged by DCI to assist DCI in identifying and evaluating potential candidates for a potential business combination with DCI. In connection with this engagement, PASCO was requested to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by DCI and its shareholders. Pursuant to the engagement letter, DCI agreed to pay PASCO approximately $82,000 upon the closing of the Merger and has also agreed to reimburse PASCO for reasonable expenses incurred. Since February 12, 1998 PASCO has received no fees from DCI for investment banking services except for a small partial payment.

     PASCO, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. PASCO regularly negotiates with industry and business and securities of publicly owned companies in the industry. The Board of Directors of DCI selected PASCO because of its expertise with the computer service industry. In connection with its opinion, PASCO:

     Reviewed certain publicly available financial statements to DCI;

     Reviewed certain internal interim financial statements and other financial and operating data concerning DCI prepared by management;


     Discussed certain financial projections with management of DCI;

     Discussed the past and current operations and financial condition as well as prospects for DCI with management;

     Compared the financial performance of DCI with that of certain other comparable Companies;

     Reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions and the valuations of targets as well as the valuations of similar publicly traded companies;

     Reviewed the reported prices and trading activity for the DCI common stock;

     Participated in discussions and negotiations among representatives of DCI and ALPHA MICRO and their financial and legal advisors;

     Interviewed the legal representative of DCI to better understand the negotiations between DCI and ALPHA MICRO;

     Reviewed the Merger Agreement and certain related documents; and

     Performed such other analyses and considered such other factors as we have deemed appropriate.

     Based on and subject to the foregoing, PASCO is of the opinion on the date hereof that the valuation for the outside shares is fair from a financial point of view. Based on PASCO's knowledge of the negotiations PASCO believes the value for the Lobozzos and another controlling shareholder, John DiProsa, is fair as well.

     DCI has received PASCO's written opinion (see Attachment 2.)

The Purpose and Methodology of the Merger
-----------------------------------------
     In order to effectuate the transaction, ALPHA MICRO has organized ALPHA MICRO SUB as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in the Agreement, to merge ALPHA MICRO SUB with and into DCI so that DCI continues as the surviving corporation. As a result, DCI will become a wholly-owned subsidiary of ALPHA MICRO, and the Shareholders will have the right to receive the Purchase Price (as hereinafter defined).

     On June 26, 1998, the Board of Directors of DCI authorized the merger of all of the outstanding shares of DCI into ALPHA MICRO SUB. The Boards of Directors of ALPHA MICRO and ALPHA MICRO SUB have determined that it is in the best interests of their respective shareholders for ALPHA MICRO COMPANIES to merge with DCI upon the terms and subject to the conditions set forth in the Agreement (see Attachment 1 and SUMMARY above).

Voting and Beneficial Interests

     Interest of Certain Persons in Matters to be Acted Upon

     The Lobozzos jointly own 11,746,225  shares,  not including shares owned by
JML  Optical  and  the  Lobozzo's  Children.   The  remaining  shareholders  and
in-the-money optionees own the remaining 6,087,625 shares.

     Voting Securities of DCI

     As of July 24, 1998 there were outstanding 18,468,850 shares (including 309,000 in-the-money- options) of Class A Common Stock $.01 par value. Each share of Class A stock for purposes of approving the Merger, is entitled to 1 vote. To be entitled to give written consent of approval of the Merger a shareholder must have been a shareholder of record as of August 6, 1998. As of August 6, 1998 the controlling shareholders who have beneficial ownership of approximately 80% of the outstanding shares of DCI, have issued their full proxy indicating their support for the Merger to ALPHA MICRO.

     Securities Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of October 31, 1997, certain information concerning DCI's common shares held by: (i) each shareholder known by DCI to own beneficially, or of record, more than 5% of the Company's common shares, the onl`y voting class of the Company's securities; (ii) each director, and each nominee for director, of DCI; and (iii) all directors and officers of DCI as a group.

          The Lobozzo's holdings are discussed elsewhere in this Information Letter and therefore are not included in this table.
      --------------------------------------------------------------------
      Name and address                                             Amount

      Michael A. Julian
      c/o JML Optical Industries, Inc.                             48,000
      690 Portland Avenue
      Rochester, NY  14620

      Michael E. McCusker
      c/o JML Optical Industries, Inc.                             35,000
      690 Portland Avenue
      Rochester, NY  14620

      Alfred C. Engelfried
      366 White Spruce Blvd.                                       50,000
      Rochester, NY  14623

      John DeVito                                                 311,000
      900 Huyler Street
      Teterboro, NJ  07608

      Willcox & Gibbs, Inc.                                     1,000,000

      Edward J. Drohan                                            100,000

      Frank J. Donnelly                                            35,000

      Mary Metrick                                                  5,000

     During Fiscal 1997, there was a change of control of The Company. As of December 30, 1996, Lobozzo gave to his wife, Joanne Lobozzo, 74,875 common shares, bringing the number of common shares owned by Joanne Lobozzo in her own name to 94,875 common shares. This transaction was a portion of the transactions in which Lobozzo engaged with regard to the 1,519,750 common shares then owned by Mr. Lobozzo. In December of 1996, Lobozzo sold 635,000 common shares to John DiProsa, who, as of the date of the transfer, became a holder of in excess of 5% of the outstanding common shares of The Company. Following the exercise of the Restated 1995 Lobozzo Options, Mr. DiProsa no longer held in excess of 5% of the outstanding common shares of The Company.

Information With Respect To DCI
-------------------------------
     The Company operates in a very large market. While the Company's total sales and revenues are a fractional percent of the dollars spent each year for services and products related to Computer Systems, Data Communications and LAN/WAN Networks, DCI, nevertheless, does have certain long-standing relationships with major brokerage firms, banks, hospitals and pharmaceutical companies. By refocusing on its core business The Company is seeking to expand its existing relationships, has won several new accounts and is attempting to enter into contracts with new customers.

Technical Services

     DCI's core business is based on providing technical and maintenance services in direct support of its customers' Computer Systems, Data Communication Systems and LAN/WAN Networks. Broadly, these services include:
Network systems design

     Network analysis and performance testing

     Network management

     Project management

     Premise wiring

     Installation services

     Technical consulting services

     Maintenance Services

     Help desk support, and

     Complete outsourcing responsibility for all or most of the above

     Technical services are either charged at a pre-determined contractual price or on the basis of labor and materials used. Maintenance services are generally performed at a customer's site on an "on-call" basis, either pursuant to a contract of a specified term and coverage ("Service Agreement") or, as in the case of technical services, on a time and materials basis.

     In Fiscal 1997, approximately 92% of DCI's total revenue was generated from contractual Service Agreements. This compares to 89% in Fiscal 1996 and 87% in Fiscal 1995. Technical services and maintenance are performed either at the customer's site, at one of DCI's regional offices or at The Company's depot facility located at Teterboro, New Jersey. Project-related technical services are most often initiated through an authorization to proceed given by the customer following a competitive bid process. A Service Agreement is initiated by the customer, usually by telephoning DCI's National Response Center which then dispatches a field engineer to diagnose the source of the problem and to repair or to replace the malfunctioning component or equipment. The Company's service personnel are sometimes permanently located at the customer's site in order to ensure optimum response time to the customer's needs.

     DCI maintains a significant inventory of spare parts in order to ensure prompt servicing of its customers' requirements. This inventory is replenished on a regular basis based on the number of different systems being supported, past parts usage and anticipated future requirements.

Marketing

     DCI markets its technical services by direct development of customers through its sales force and senior management and by initiating and responding with technical and price proposals when customer needs are specifically identified. Unique to DCI's approach is its emphasis on custom-crafted solutions which focus on creating the resources to meet a customer's specific needs instead of attempting to modify customer needs to fit specific resources. DCI has over twenty years experience in providing technical and maintenance services.

Legal Proceedings

     In Fiscal 1996, an agreement was reached with the State of New York ("New York State") relative to payment of New York State sales taxes for the period from July, 1995 through April, 1996, in the amount of $349,000 plus interest. The amounts related to this sales tax liability are reflected in the financial statements as of October 31, 1996 and October 31, 1997, respectively, with approximately $7,000 remaining to be paid as of the date of filing of the Company's 1997 Form 10-K Report. No litigation or administrative proceeding was commenced and all required payments to date as stipulated in the Agreement have been made.

     As a result of another sales tax audit, on January 10, 1997, New York State asserted a claim, originally in the amount of approximately $125,000, excluding any interest and penalties, against both DCI and Data Net Inc. (Data Net) a subsidiary of DCI, for alleged sales taxes owed, for the period September, 1993 through May, 1996. DCI and Data Net disagreed with the findings and communicated such disagreement in writing to New York State. DCI instituted efforts to obtain documentation supporting the validity of its classification of certain sales made by both entities as non-taxable. As of May 9, 1997, support for the validity of classifying approximately 74% of such sales made by both entities as non-taxable had been obtained and sent to New York State. New York State has sent a revised determination of approximately $65,000, excluding any interest and penalties. DCI is continuing to research its records for the remainder of the affected sales. The Company and Data Net believe that, upon review of the records to be submitted, New York State will reduce its claim accordingly. The amount of the potential sales tax liability as of October 31, 1996 and 1997 is reflected in the accompanying financial statements to the Fiscal 1997 Form 10-K.

     As part of the decision to dissolve Data Net, Data Net was advised by New York State that there were taxes due for three tax periods ended November 30, 1995, February 29, 1996 and May 31, 1996, respectively. The liabilities asserted for the November 30, 1995 and February 29, 1996 periods consist of those liabilities which had already been covered by the agreement with New York State referred to in Paragraph A, above. As such, there is no independent liability for those assessments as asserted in the notice from New York State received as part of the Data Net dissolution, other than the amount remaining to be paid as set forth in Paragraph A, above. The liability for the period ended May 31, 1996 was in the aggregate amount, principal, interest and penalty, of approximately $108,000, and DCI and Data Net believe that this asserted liability is included in the revised liability referred to in Paragraph B, above. DCI and Data Net dispute the amount of the assessment, the interest assessed and the penalty assessed and intend to contest all such assessments, and to discuss with New York State the further information which they have obtained in an effort to negotiate with New York State a further reduction in the assessment, a commensurate reduction in the amount of interest and an abatement of the penalty. DCI has reflected $71,000 of the potential liability in the accompanying financial statements to the Fiscal 1997 Form 10-K.

     On December 12, l997, the Company commenced a litigation ("Hamilton Litigation") in New York State Supreme Court, Monroe County, against Hamilton College and against one of Hamilton College's employees, seeking compensatory and punitive damages based on several legal theories including: breach of contract, quantum meruit, fraudulent inducement, account stated and tortious interference with contractual relationships. The Hamilton Litigation arose from claims of DCI that Hamilton College failed to pay for work performed by DCI, and materials ordered by Hamilton College and installed by DCI, all in connection with a contract ("Hamilton Contract") whereby DCI, through its Intronet Division, installed at Hamilton College the infrastructure and electronics for a campus-wide voice, data and telecommunications network. Among other matters, the Hamilton Litigation alleges that DCI was fraudulently induced to enter into the Hamilton Contract by inaccurate documents provided by Hamilton College, that Hamilton College has failed to make certain payments which it was required to make and has otherwise breached the Hamilton Contract, and that Hamilton College has received the benefit of work and materials provided by DCI for which Hamilton College has not paid. The Hamilton Litigation also alleges that Hamilton College's employee who is named as a defendant deliberately and maliciously interfered with DCI's efforts to complete the Hamilton Contract, that DCI complained about the employee's actions, but that Hamilton College ignored these complaints and in fact acquiesced in them, with the result that DCI's contractual relationships were tortiously damaged. Before the commencement of the Hamilton Litigation, one of DCI's subcontractors under the Hamilton Contract, Marcy Excavation Company, Inc. ("Marcy"), had asserted claims against Hamilton College and against the Company based on non-payment of statements rendered for subcontracting work. Marcy had also filed a mechanic's lien
("Mechanic's Lien") against the College in Oneida County, New York (where Hamilton College is located), and had commenced a litigation in Supreme Court,

Oneida County, New York against DCI's bonding company ("Marcy Litigation"). Neither Hamilton College nor DCI was named as a party to the Marcy Litigation. In November, 1997, DCI and Marcy settled the claim by Marcy against DCI (but not Marcy's claim against Hamilton College) in return for payments to be made to Marcy by the Company. As part of the settlement, Marcy assigned to DCI all of Marcy's claims against Hamilton College and assigned to DCI all of Marcy's rights under the Mechanic's Lien. Marcy also agreed to discontinue the Marcy Litigation at the time that Marcy received payment in full of the settlement payment agreed to between Marcy and DCI. Hamilton has asserted counterclaims against DCI for $100,000 for unspecified breaches of the Hamilton Contract and for $10,000 for failure to cause Marcy to release the Mechanics Lien. As of the date of this Information Statement DCI's management has entered into a settlement with Hamilton College as follows:

     DCI will be paid $167,730.94 as full settlement for its claim against Hamilton for services performed of approximately $200,000.

Market Information

     During the period ending October 31, 1995, the common shares of The Company were traded on the over-the-counter NASDAQ market under the symbol "DCIS". As of November 10, 1995, the common shares of The Company fell below the NASDAQ minimum bid price guidelines and, to the best knowledge of management, since then, have traded only on local OTC markets. There were approximately 450 holders of record of The Company's common shares at the end of Fiscal 1997 and Fiscal 1996, respectively. As of January 28, 1998, there were approximately 450 holders of record of the Company's common shares The high and low bid prices of the common shares during each quarter of Fiscal 1996 and Fiscal 1997 were as follows:

                        Fiscal 1996 Asked and Bid Prices

                                       Asked           Bid
                     1st Quarter       $0.08          $0.04
                     2nd Quarter       $0.50          $0.28
                     3rd Quarter       $0.25          $0.13
                     4th Quarter       $0.10          $0.10


                        Fiscal 1997 Asked and Bid Prices

                                       Asked           Bid
                      1st Quarter      $0.13          $0.13
                      2nd Quarter      $0.13          $0.13
                      3rd Quarter      $0.13          $0.08
                      4th Quarter      $0.10          $0.08

     As of January 28, 1998, the Company's common shares were quoted at.$.40 asked and $.20 bid. The over-the-counter market quotations described above reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

     Stock prices on the business day preceding the announcement of the Merger, i.e., July 2, 1998 and the day of the announcement, i.e., July 6, 1998 are as follows:

     On July 2, 1998, the date preceeding the merger announcement, the stock activity was as follows:

           Volume traded           High        Low         Close
           1,000 shares            $.20        $.20        $.20

     On July 6, 1998, the date of the merger announcement, the stock activity was as follows:

           Volume traded           High        Low         Close
           61,800 shares           $.625       $.20        $.25

Management Discussion and Analysis

     The  following   discussion  should  be  read  in  conjunction  with  DCI's
Consolidated Financial Statements and related Notes thereto set forth on Year End October 31, 1997 10K.

      General

     DCI, by itself and through its wholly-owned subsidiary, SAI Delta, Inc. ("SAI/Delta"), provides a wide array of Computer System, Data Communication and LAN/WAN technical services and products to a customer base which encompasses many industries and geographic locations. DCI's customer base includes large brokerage houses, banks, pharmaceutical companies major hospitals and long distance carriers, located principally in the Northeast but reaching as far as Florida and the West Coast. Technical services offered include, but are not limited to, design, product procurement, installation, service, maintenance and on-site technical management and consulting.

DELTA COMPUTEC INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995

                                     1997            1996               1995

REVENUES:
Service revenues                  $12,299,133      $10,911,153      $ 8,965,335
Equipment sales                     1,077,001        1,302,780        1,326,935
                                   ----------       ----------        ---------
Total revenues                     13,376,134       12,213,933       10,292,270

COSTS AND OPERATING EXPENSES:
Service costs                       8,400,639        7,524,523        6,569,363
Cost of equipment sold                836,848        1,155,711        1,301,499
Selling, general and administrative 3,005,243        2,878,456        2,255,858
                                    ---------        ---------        ---------
Total costs and operating expenses 12,242,730       11,558,690       10,126,720

OTHER INCOME (EXPENSE), NET:
Interest expense                     (423,211)        (87,241)         (142,550)
Write-down of other assets               -               -             (284,961)
Other, net   -                         18,202            -                1,459

Total other (expense)                (405,009)        (87,241)         (426,052)

EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES
AND EXTRAORDINARY GAIN                728,395         568,002          (260,502)
INCOME TAXES(BENEFIT)                  36,000           7,489          (130,000)
                                      -------         -------           --------

EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE EXTRAORDINARY GAIN 692,395         560,513           (130,502)

EXTRAORDINARY GAIN                      -            455,384               -
                                     -------         -------            --------

EARNINGS (LOSS) FROM
CONTINUING OPERATIONS                692,395       1,015,897           (130,502)

LOSS FROM DISCONTINUED OPERATIONS:
Loss from operations                    -         (1,741,112)        (3,632,417)
Loss on disposal                    (118,142)       (102,375)             -
Income taxes                            -               -            (1,333,000)
Net loss from discontinued
operations                          (118,142)     (1,843,487)        (4,965,417)

NET EARNINGS (LOSS)                 $574,253      $ (827,590)       $(5,095,919)

EARNINGS (LOSS) PER COMMON SHARE:
CONTINUING OPERATIONS                 $ .05          $  .08             $ (.02)
EXTRAORDINARY ITEM                       -              .07                 -
DISCONTINUED OPERATIONS                (.01)           (.27)              (.73)
                                       ----            ----               ----
GAIN/LOSS                             $ .04          $ (.12)            $ (.75)

      Management's Discussion and Analysis of Financial Condition and Results of Operations 1997 Compared to 1996

     On March 8, 1996 the Company's wholly-owned subsidiary, Data Net, terminated its business activities and ceased all of its operations. Accordingly, Data Net's operating results for Fiscal 1995 and 1996 are included in the loss from discontinued operations for those respective years, and the prior year's income statement for Fiscal 1995 has been restated to exclude Data Net's results. Management decided in the fourth quarter of Fiscal 1996 to terminate operations of its Intronet Division in Waltham, Massachusetts and closed the Intronet Division's office in December, 1996. Accordingly, the Intronet Division's operating results for Fiscal 1995 and 1996 are also reported in the loss from discontinued operations, and the prior year's income statement for Fiscal 1995 has been similarly restated to exclude Intronet's results. The financial results for continuing operations for all fiscal periods are for DCI's core business operations, specifically those operations relating to providing computer system, data communication and LAN/WAN technical services and products. Operating results for Fiscal 1997 reflected net earnings from continuing operations of $692,395 (5.2% of total revenues), or $.05 per common share on 14,741,548 weighted average common shares, compared with net earnings from continuing operations of $560,513 (4.6% of total revenues) for Fiscal 1996, or $.08 per share on 6,811,575 weighted average common shares, excluding a $455,384 extraordinary gain on purchase of debt, and a loss from continuing operations of $130,502 (1.3%) for Fiscal 1995, or $.02 per share on 6,811,575 weighted average common shares.

     The improvement of $131,882, or 23.5%, in Fiscal 1997 earnings from continuing operations over Fiscal 1996 was the net effect of: (1) a 12.7% increase in service revenue and a 9.5% increase in total revenue, the latter providing a $1,162,000 benefit; (2) a 2.0 percentage-point improvement in gross margin as a percentage of total revenue, as the revenue mix between the more profitable service revenue, compared to equipment sales, improved over the proportionate revenue mix for Fiscal 1996; (3) a 1.1 percentage-point improvement in selling, general and administrative expense as a percentage of total revenue, the effect of higher sublease income plus lower professional fees and recruitment costs; less (4) a $336,000 increase in interest expense, as DCI's core operations incurred the full effect in Fiscal 1997 of debt service costs attributable to discontinued operations, most of which debt service costs had been allocated to discontinued operations in Fiscal 1996 and Fiscal 1995. The turnaround in the financial performance of continuing operations for Fiscal 1996, with the results showing an improvement of $691,015 in earnings from continuing operations over Fiscal 1995, included the combined impact of the following: (1) a 21.7% increase in service revenue and an 18.7% increase in total revenues; and (2) a 5.4 percentage-point improvement in gross margin, partially offset by higher operating expenses from personnel costs and professional fees. Operating results for continuing operations for Fiscal 1995 were negatively impacted by the continued detrimental effects of the Company's cash flow and liquidity problems and non-recurring costs associated with administrative staff turnover. In addition, DCI's operating results in Fiscal 1995 were adversely affected by: (1) a write-down in its spare parts inventory for obsolescence charges of approximately $427,000; (2) a write-down of approximately $285,000 in intangible assets pertaining to DCI's core business to write off certain of these assets as well as to adjust the estimated realizable economic benefit period on certain other items; and (3) the write-down of approximately $1,202,000 in deferred tax assets. These write-downs aggregated $1,914,000.

     Management maintained the amount of the deferred tax assets, as included in the Fiscal 1997 consolidated financial statements and as described in Note 5 to the consolidated financial statements which are related to the Company's net operating loss carry-forwards and associated tax benefits which can be utilized in future periods, in order to set the carrying value of such assets at a conservative amount. The total amount of such tax assets can be realized if the Company is able to generate sufficient taxable income within the respective carry forward ALPHA MICRO

No Material Changes

     There have been no material changes in the companies affairs, operations or financial position/structure since October 31, 1997.

Revenues

     Total revenues from continuing operations were $13,376,134 in Fiscal 1997, $12,213,933 for Fiscal 1996 and $10,292,270 in Fiscal 1995. Fiscal 1997 total revenues were $1,162,201 (9.5%) over Fiscal 1996, which included the combined benefit from new business generated during the year and the expansion of business from some of DCI's existing customers. The increase of $1,921,663 (18.7%) in Fiscal 1996 resulted from new business and the renewal of business from DCI's existing customer base, as management refocused its energies on the Company's core business activities.

     Service revenues were $12,299,133 (91.9% of total revenues) in Fiscal 1997, $10,911,153 (89.3%) in Fiscal 1996 and $8,965,335 (87.1%) in Fiscal 1995. The
increases in service revenues in Fiscal 1997 and Fiscal 1996 over the preceding fiscal years were $1,387,980 (12.7%) and $1,945,818 (21.7%), respectively. The growth in service revenue in both fiscal years reflects the renewal of business from DCI's existing customer base as well as new customers, as management refocused its energies on DCI's core business activities.

     Equipment sales were $1,077,001 (8.1% of total revenues) in Fiscal 1997, $1,302,780 (10.7%) in Fiscal 1996 and $1,326,935 (12.9%) in Fiscal 1995,
representing decreases of $225,779 (17.3%) and $24,155 (1.8%) in purely equipment sales, without any related service revenue, in Fiscal 1997 and Fiscal 1996, respectively, which decreases reflect management's decision to focus on service and project revenue in developing the Company's core business.

Costs and Expenses

     Service costs for Fiscal 1997, Fiscal 1996 and Fiscal 1995 were $ 8,400,639 (68.3% of service revenue), $7,524,523 (69.0%) and $6,569,363 (73.3%), respectively. The improvement of approximately one percentage point and four percentage points in service costs as a percentage of service revenue in Fiscal 1997 and 1996, respectively, reflected the benefit from the significant increases in service revenue in both years.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses for Fiscal 1997, Fiscal 1996 and Fiscal 1995 were $3,005,243 (22.5% of total revenues), $2,878,456 (23.6%)
and $2,255,858 (21.9%), respectively. Selling, general and administrative expenses increased $126,787, or $4.4%, in Fiscal 1997 and $622,598, or 27.6%, in Fiscal 1996, such increases reflecting higher personnel and associated benefit costs, plus increased recruitment, professional and consulting fees in Fiscal 1996 over the prior fiscal year. The improvement in these costs as a percentage of sales in Fiscal 1997 reflects the Company's ability to hold its increase in this expense category to within its increase in total revenues.

Inventory and Product Obsolescence

     In Fiscal 1995, DCI accounted for normal product obsolescence through inventory reserves. The Company wrote down its spare parts by approximately $427,000 for obsolescence. These charges were recognized during the fourth quarter of Fiscal 1995. DCI reduced its inventory reserves by approximately $29,000 in Fiscal 1997.

Interest Expense

     Interest expense reported in continuing operations for Fiscal 1997, Fiscal 1996 and Fiscal 1995 were $423,211 (3.2% of total revenues), $87,241 (0.7%) and
$142,550 (1.4%), respectively. Interest expense changed to continuing operations increased by $335,970 in Fiscal 1997, as the Company's core operations incurred the full effect in Fiscal 1997 of debt service costs attributable to discontinued operations, most of which debt service costs had been allocated to discontinued operations in Fiscal 1996 and Fiscal 1995. Interest expense decreased by $55,309 and 39% in Fiscal 1996 due to the fact that the major portion of DCI's borrowing requirements in Fiscal 1995 were related to the negative cash flow from discontinued operations, which negative cash flows abated in Fiscal 1996.

Income Taxes

     There was an income tax provision of $1,245,000 recorded for Fiscal 1995 relating to the write-down in deferred tax assets. Income taxes are recognized for the amount of taxes payable or refundable for the current tax year, and deferred tax liabilities and assets for the future tax consequence of events that have been recognized in The Company's consolidated financial statements or tax returns. At October 31, 1995, The Company had accumulated approximately $6,506,000 of operating loss carry-forwards for tax purposes which was primarily the result of losses generated by its newly-acquired business units over the three fiscal years ending October 31, 1993, 1994 and 1995, respectively. The Company had recognized the tax benefit of these losses, in the form of deferred tax assets on its balance sheet, through October 31, 1994. The Company incorporated in its financial statements at October 31, 1995 reserves for the valuation of previously recorded deferred tax assets in the amount of $2,997,000 at October 31, 1995.

     At October 31,1997 the Company recorded a deferred tax asset of approximately $2,225,000 reflecting the benefit of approximately $6,544,000 in loss carry-forwards, which expire in varying amounts between 2001 and 2011. Realization of this and other deferred assets is dependent on generating sufficient taxable income in future periods. Management believes that sufficient future income will exist to allow utilization of $150,000 of the deferred tax asset. The Company will continue to assess, in future periods, the value of these deferred tax assets which expire in varying amounts between the years 2001 and 2011. This assessment will include The Company's ability to project adequate profits to utilize the operating loss carry-forwards.

Year 2000

     DCI has conducted a review of its computer systems to identify those areas that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Company currently believes, with planned modifications to existing software and converting to new software, the Year 2000 problem will not pose significant operational problems and is not anticipated to be material to its financial position or results of operations in any given year. The Company has received confirmation from vendors of certain purchased software that current releases or upgrades, if installed, will eliminate any issues.

New Accounting Standards Pronouncements

      Comprehensive Income

     The Company's lending agreement with its commercial Lenders, who are also its principal shareholders and controlling persons, had been amended to, among other matters, extend the term of the lending agreement to June 30, 1998. The maximum amount of the lending agreement, as amended, and as restated, was increased from $2,950,000 to (a) from October 1, 1997 through December 31, 1997, $3,650,000 and (b) from January 1, 1998 through June 30, 1998, $3,350,000, provided, as to the maximum loan amounts in (a) and (b), respectively, that the Company meets its Operating Budget Targets (as defined in the Lobozzo Credit Agreement) as agreed between DCI and its Board of Directors. If any loans are ever made in excess of the available Borrowing Base (as defined in the Lobozzo Credit Agreement), such excess amounts shall bear interest at 5% over the Prime Rate. The Lenders and The Company have also revised the factors determining the basis upon which receivables will be eligible for inclusion in the Borrowing Base. The Company's management believes that this amended Lobozzo Credit
Agreement, as further extended in January, 1998 to November 1, 1998, will provide DCI with necessary liquidity and cash resources through November 1, 1998. In January, 1998, the lending agreement with its commercial lenders was further amended to extend the terms of the lending agreement from June 30, 1998 to November 1, 1998

     Cash provided by operations in Fiscal 1997, 1996 and 1995 totaled $624,120, $2,093,318 and $210,449, respectively. Net cash provided by operations of $624,120 in Fiscal 1997 came from net earnings of $574,253, non-cash charges of $685,319 and proceeds from accounts receivable, less reductions in accounts payable and accrued expenses and deferred service revenue. Net cash provided by operations of $2,093,318 in Fiscal 1996 was the result of non-cash charges plus working capital provided from the effect of reductions in accounts receivable and inventory, coupled with an increase in deferred service revenue, offset in part by the net loss plus reductions in accounts payable and accrued expenses. Net cash of $210,449 provided by operations in Fiscal 1995 was the result of non-cash charges plus working capital provided from reductions in accounts receivable and inventory, an increase in accounts payable and accrued liabilities, deferred taxes and sales taxes payable, most of which was offset by the net loss, which included a full year of losses for Data Net.

     Working  capital  at  October  31,  1997,  1996,  1995  was   ($1,296,414),
($1,974,918) and ($3,827,646), respectively. The working capital deficit at October 31, 1997 decreased $678,504 over October 31, 1996 due to reductions principally in accounts payable, current portion of long-term debt, deferred revenue and sales taxes payable, partly offset by reductions in accounts receivable and prepaid expenses. The working capital deficit in Fiscal 1996 decreased $1,852,728 from Fiscal 1995, reflecting the decline in working capital investment as a result of the termination of Data Net, additional deferred revenue and accrued interest, offset in part by lower short-term borrowing. Fiscal 1995's working capital decreased $6,496,967 from Fiscal 1994 due to a $4,385,595 increase in short-term debt, additional trade debt and lower investment in accounts receivable and inventories.

     Cash (used) by investing activities in Fiscal 1997, 1996 and 1995 totaled ($790,618), ($1,082,106) and ($828,751), respectively. These cash outlays were incurred for additions to field spare parts and capital expenditures, net of the effect of writing off Data Net's fixed assets in Fiscal 1996.

     Cash provided/(used) by financing activities in Fiscal 1997, 1996 and 1995 was $134,549, ($980,134) and $625,306, respectively. Funds of $209,539 were provided in Fiscal 1997 by proceeds from shareholder loans, offset in part by $75,000 used to pay subordinated debt. Funds used in Fiscal 1996 resulted from payments on a bank note and notes payable, aggregating $1,519,264, less proceeds from borrowings from a shareholder totaling $539,130. Funds of $637,806 were provided in Fiscal 1995 by proceeds from shareholder loans and bank debt.

     During 1996, the Company restructured its note payable to its then commercial lender, NCFC, resulting in a non-cash reduction of the note payable, such reduction totaling $1,544,661, and a corresponding increase in the amount due to its principal shareholder.

Inflation

     Generally, increases in material, subcontractors' and other service costs have been offset by productivity improvements. DCI continues to monitor the impact of inflation in order to minimize its effect through pricing strategies, productivity improvements and cost reductions.

Voting and Beneficial Interests

     As of October 31, 1997, Lobozzo had beneficial ownership of 14,749,575 common shares, or 75.42% of the common shares outstanding, either directly or through control of JML, or beneficially through the shareholdings of his wife and children (although Lobozzo disclaims beneficial ownership of the common shares, and options, owned by his wife, and children). Lobozzo and Joanne M. Lobozzo were jointly also the principal lender to DCI by various loan agreements). In addition, as of October 31, 1996 and 1997, DCI had issued the Second Amended and Restated 1992 Lobozzo Options to Lobozzo and to Joanne Lobozzo which were exercisable into 1,304,350 common shares. If, as of October 31, 1997, the Second Amended and Restated 1992 Lobozzo Option Agreements were fully exercised, Lobozzo and Joanne Lobozzo would then have had beneficial ownership of 14,749,575 common shares, or 75.92% of the outstanding common shares of DCI. DCI believes that Lobozzo was a control person of the Company as of October 31, 1996 and October 31, 1997, as was Joanne Lobozzo at the latter date, and that both Lobozzo and Joanne Lobozzo are control persons of DCI. The change in control of the Company was reported in the February, 1997 Form 8-K Report.

     During December of 1996 Lobozzo sold 635,000 common shares to John DiProsa, who, as of the date of the transfer, became a holder of in excess of 5% of the outstanding common shares of The Company. Following the exercise of the Restated 1995 Lobozzo Options, Mr. DiProsa no longer held in excess of 5% of the outstanding common shares of The Company.

     In February, 1997, Lobozzo and Joanne Lobozzo each executed their Second Restated May 1995 Lobozzo Option to purchase 5,720,238 and 5,720,237 common shares, respectively. Following the February, 1997 transactions, Lobozzo and Joanne Lobozzo each owned, respectively, 36.87% and 31.86% of the issued and outstanding common shares of DCI. Lobozzo's shareholdings include 480,000 common shares pledged to NCFC pursuant to the NCFC Restructuring. Lobozzo and Joanne Lobozzo also each hold an amended Second Amended and Restated 1992 Lobozzo
Option Agreement to purchase 652,175 common shares. If the 480,000 pledged common shares were returned to Lobozzo and divided equally with Joanne Lobozzo, they would own, respectively, 36.52% (Lobozzo) and 34.30% (Joanne Lobozzo).

     As a result of these transactions, Lobozzo and Joanne Lobozzo are each considered to be controlling persons of DCI.

     Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of October 31, 1997, certain information concerning DCI's common shares held by: (i) each shareholder known by DCI to own beneficially, or of record, more than 5% of the Company's common shares, the only voting class of the Company's securities; (ii) each director of DCI, other than Joseph M. and Joanne M. Lobozzo whose ownership is listed in the immediately preceding section..

      Beneficial Ownership of Shares of DCI

Beneficial Owner         Beneficial Ownership    Number of Shares    % of Shares
Michael A. Julian
c/o JML Optical Industries, Inc.                       48,000              .26
690 Portland Avenue
Rochester, NY  14621

Michael E. McCusker
c/o JML Optical Industries, Inc.                       35,000              .19
690 Portland Avenue
Rochester, NY  14621

Alfred C. Engelfried
366 White Spruce Blvd.                                 50,000              .27
Rochester, NY  14623

John DeVito                                           311,000             1.69
% DCI

Willcox & Gibbs, Inc.                               1,000,000             5.48

Edward J. Drohan                                      100,000              .55
% DCI

Frank J. Donnelly                                      35,000              .19
% DCI

Mary Metrick                                            5,000              .027
% DCI


Dividends

     No cash dividends have been declared on Company's shares for Fiscal.1997, Fiscal 1996 or Fiscal 1995. DCI anticipates that, for the foreseeable future, any earnings that may be generated from its operations will be used to reduce debt and provide working capital. Payment of dividends are prohibited under the terms of certain of DCI's loan agreements. In any event, the payment of dividends in the future will depend upon DCI's financial condition, capital requirements and earnings and such other factors as the Board of Directors may deem relevant.

     Therefore there are no dividends in the arrears. The effect of the proposed Merger will be o convert the stockholders' interests into the right to receive the purchase price set forth in the Agreement.

Annual Report

     A copy of the Company's latest management letter from their auditors, Deloitte & Touche LLP, audited annual report dated January 9, 1998 is attached hereto as Attachment 4.

      FORM 10-K

     The Company Form 10-K filed in February, 1998 for its last fiscal year ending October 31, 1997, which contains audited financial statements for that year is incorporated herein by reference.

      FORMS 10-Q

     The Company FORMS 10-Q filed in March and June 1998 covering the first two quarters since the filing of its latest FORM 10-K are incorporated herein by reference.

Historical Financial Information
--------------------------------

Financial Information About Industry Segments

     The amount of revenue, operating profit or loss and identifiable assets attributable to each of the Company's industry segments for its last three fiscal years are contained in Form 10-K filed for fiscal year ending October 31, 1997. The 10-K also includes a narrative description of the business done and intended to be done by the Company and its subsidiaries focusing upon the Company's dominant industry segment or each reportable industry segment about which financial information was included in the Company financial statement. Further, discussion of services rendered in the industry segment and related information is included in the Form10-K, together with applicable financial information about domestic operations. To the extent referenced herein, the Form 10-K is incorporated herein by reference. The applicable portions of the Form 10-K are found on pages 10, 14 and 19.

Market Price and Dividends for the Company Common Equity and Related Stockholder Matters

     Pages 17 - 18 of FORM 10-K filed for fiscal year ending October 31, 1997 referencing current and historical market price of and dividends on the Company's common equity and related Stockholder matters are incorporated herein by reference.

Selected Financial Data

     Pages 19 through 20 and 28 through 32 of FORM 10-K filed for fiscal year ending October 31, 1997 and starting on page 7 of FORM 10-Q for the period ending January 31, 1998 and on pages 3-4 of FORM 10-Q for the period ending April 30, 1998, containing comparative financial data of a five year period are incorporated herein by reference. Selected Financial Data on a pro forma basis is not material due to the cash nature of the transaction.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     Management's discussion of liquidity, capital resources and results of operations are set forth on pages 20 - 25 of FORM 10-K for fiscal year ending October 31, 1997 and starting on page 5 FORM 10-Q for the period ending January 31, 1998 and starting on page 6 of FORM 10-Q for the period ending April 30, 1998 which are incorporated herein by reference.

Interim Balance Sheet as at June 30, 1998

DCI, INC.
CONSOLIDATED BALANCE SHEET
as of June 30, 1998
                                   DESCRIPTION

CURRENT ASSETS:
                        Cash                                        103,841
                        Accounts Receivable                       1,993,388
                        Equipment Inventory                         775,277
                        Prepaid Exp & Other Current Assets          496,622
                        Deferred Income Taxes Current                31,099

                                 Total Current Assets             3,400,227

FIELD SPARE PARTS
                        Net of Accumulated Amortization           2,557,030

PROPERTY AND EQUIPMENT
                        Vehicles                                     95,517
                        Office Furniture & Equipment                237,933
                        Technical Equipment                         131,893
                        Software                                     57,300
                        Leasehold Improvements                       75,042
                                 Total Property & Equipment         597,686
                        Less: Accumualted Depreciation             (420,102)
                                       TOTAL FIXED ASSETS           177,583



DEFERRED INCOME TAX NONCURRENT                                      150,000

OTHER ASSETS:
                        Goodwill                                    111,321
                        Other Assets                                138,373
                                 Total Other Assets                 249,694

                                       TOTAL ASSETS               6,534,534

CURRENT LIABILITIES:

                        Accounts Payable                          1,395,160
                        Notes Payable                                     -
                        Sales Tax Payable                           197,378
                        Deferred Service                          1,356,113
                        Revenue
                        Accrued Expenses Payable
                            Payroll and Payroll Taxes               375,546
                            Interest                                112,568
                            Other                                   144,368


                                 Total Current Liabilities        3,581,133

LONG-TERM DEBT - NBC                                                750,000
NOTES PAYABLE - SHAREHOLDERS                                      3,257,500
GMAC  - NOTE PAYABLE                                                 18,666
SUBORDINATED DEBENTURES                                             600,001



Reserve For Discontinuance of Operations                                  -


STOCKHOLDERS'
INVESTMENT:
                        Common Stock                                182,521
                        Additional Paid-In Capital                4,801,698
                        Accumulated (Deficit)                    (7,163,367)
                        Current Earnings                            506,383
                                 Total Stockholders' Investment  (1,672,766)

                           TOTAL LIABILITIES & EQUITY             6,534,534


Regulatory Requirements

     There is no applicable federal or state requirements in connection with the transaction.

Quantitative and Qualitative Disclosures about market risk

     Quantitative and qualitative disclosure about market risks are set forth on page 20of FORM 10-K filed for fiscal year ending October 31, 1997 and on page 12 of FORM 10-Q for the period ending January 31, 1998 and on page 20 of FORM 10-Q for the period ending April 30, 1998 which are incorporated herein by reference.


Accounting treatment of the Merger of the Shares
------------------------------------------------
     It is anticipated that the transaction will be considered a Statutory Merger. "Pooling of Interest" under the Business Transaction Code of the State of New York.


Federal Income Tax Consequences
-------------------------------
     Since this merger is considered a Statutory Merger there will be no tax consequences. See Internal Revenue Service Code section 368.

Attachment 1


                                MERGER AGREEMENT


          This Merger Agreement (this "Agreement") is entered into as of July 2, 1998, by and among Alpha Microsystems, a California corporation ("Alpha Micro"), a party to this Agreement but not to the Merger (as hereinafter defined); Alpha Micro Merger Corp., a Delaware corporation and wholly-owned subsidiary of Alpha Micro (sometimes hereinafter referred to as the "Alpha Micro Merger Sub," and together with Alpha Micro, the "Alpha Micro Companies"); Delta CompuTec Inc., a New York corporation ("DCI", and together with its subsidiaries the "Company"); and Joseph Lobozzo II and Joanne Lobozzo (collectively "Lobozzo" and collectively with the other shareholders of the Company, the "Shareholders"). Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement. Lobozzo is executing this Agreement solely for the purposes of making the representations contained in Article IV, making the covenants contained in Section 6.7 and granting the proxy contained in Section 6.9, and agreeing to the provisions of Articles IX and X.


                              R E C I T A L S :


          The Boards of Directors of Alpha Micro and DCI have determined that it is in the best interests of their respective shareholders for Alpha Micro to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Alpha Micro has organized Alpha Micro Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge Alpha Micro Merger Sub with and into DCI so that DCI continues as the surviving corporation. As a result, DCI will become a wholly-owned subsidiary of Alpha Micro, and the Shareholders will have the right to receive the Purchase Price (as hereinafter defined).

                               TERMS OF AGREEMENT

          In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER
----------

          1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Business Corporation Law of the State of New York (the "New York Statute"), at the Effective Time (as defined below) Alpha Micro Merger Sub shall be merged with and into DCI (the "Merger") pursuant to the terms and conditions set forth in the Agreement of Merger annexed hereto as Exhibit "A" (the "Agreement of Merger"). The terms and conditions of the Agreement of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of Alpha Micro Merger Sub shall cease and DCI shall continue as the surviving corporation (the "Surviving Corporation").

          1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VII and VIII, by delivery of documents through the parties' respective attorneys and the filing of the Agreement of Merger, or such other time and place as the parties may otherwise agree.

          1.3 Filing of Articles of Merger. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a duly executed Certificate of Merger with the Secretary of State of the State of New York, in such form as Alpha Micro determines is required by and is in accordance with the relevant provisions of the New York Statute (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

          1.4 Surviving Corporation's Certificate of Incorporation, Bylaws, Directors and Officers.

               (a) Certificate of Incorporation. The Certificate of Incorporation of DCI shall be amended to be the Certificate of Incorporation of Alpha Micro Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation.

               (b) Bylaws. The Bylaws of Alpha Micro Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the New York Statute and the Certificate of Incorporation of the Surviving Corporation.

               (c) Directors and Officers. The directors of Alpha Micro Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

          1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of DCI, Alpha Micro, Alpha Micro Merger Sub, or the Shareholders:

               (a) Per Share Merger Consideration.

               Each share of common stock, par value $.01 per share, of DCI ("Company Common Stock" or "Lobozzo Common Stock") issued and outstanding immediately prior to the Effective Time, (other than any Dissenting Shares) shall be converted into the right to receive a portion of the Purchase Price calculated as follows:

                    (i)  Each  share  of  Company   Common   Stock   issued  and
          outstanding immediately prior to the Effective Time held by a Shareholder other than Lobozzo or any other Electing Shareholder (as defined herein) shall be converted into the right to receive Thirty Two Cents ($.32) (the "Per Share Merger Price"), provided that there shall be withheld from the Per Share Merger Price the pro rata portion (based upon the total number of shares of Company Stock Outstanding and Options and Warrants described in Paragraph (b) of this Section 1.5) of the Escrow Funds as calculated pursuant to this Section 1.5, which amount shall be deposited into the escrow provided by Article IX to fund the Shareholder's indemnification obligations pursuant to
          Article X and any adjustment pursuant to Section 9.2 and be subject to the terms of the Escrow Agreement attached hereto as Exhibit "B".

                    (ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time held by Lobozzo or any other Electing Shareholder shall be converted into the right to receive a portion of the Purchase Price equal to an amount (the "Lobozzo Per Share Merger Price") calculated as follows:

                         (A) the sum of the  Purchase  Price plus the  aggregate
               exercise  price of all Options  included in Paragraph (b) of this
               Section 1.5; less

                         (B) the aggregate of the amount payable to Shareholders
               other than Lobozzo and Electing Shareholders pursuant to Subparagraph (i) of this Section 1.5(a) plus the amount due holders of Options and Warrants pursuant to Paragraph (b) of this
               Section 1.5; divided by

                         (C) the number of outstanding  shares of the Company as
               of the Effective Time held by Lobozzo and Electing Shareholders;

          provided that a portion (the "Escrowed Funds") of the amount that would otherwise be payable as Lobozzo Per Share Merger Price shall be deducted from the amount to be paid to Lobozzo and each Electing Shareholder in accordance with each holder's pro rata interest (based upon the total number of shares of Company Common Stock outstanding and Options and Warrants described in Paragraph (b) of this Section 1.5) which amount shall be deposited into the escrow provided by
          Article IX to fund the Shareholders' indemnification obligations pursuant to Article X and any adjustment pursuant to Section 9.2 and be subject to the terms of the Escrow Agreement attached hereto as Exhibit "B".

               For the purposes hereof, the "Purchase Price" shall equal Three Million Four Hundred Thirty Two Thousand Nine Hundred Ninety Nine Dollars ($3,432,999) less the amount of any increase in the Net Shareholders' Deficit (excluding adjustments for the provision for income taxes as they relate to net operating losses and any from reduction in the Company's accounts payable attributable to the compromise or other write-off by the payee, but including in the calculation of the Net Shareholders' Deficit on the Closing Date all direct transaction costs (including attorneys' fees and fees due Paschel & Co.) between May 28, 1998, and the Closing Date (as hereinafter defined) (which increase in the Net Shareholders' Deficit shall be considered in the calculation of the threshold recovery amount as described in Section 10.2(d) and to the extent, when considered with other Losses, it does not exceed such threshold recovery amount shall not be subtracted). "Net Shareholders' Deficit" shall mean the net shareholders deficit as determined in accordance with GAAP. Not later than two (2) business days prior to the Closing, the Company shall deliver to Alpha Micro a certificate (the "Pre-Closing Certificate") executed by the Chief Financial Officer of the Company, and reasonably acceptable to Alpha Micro, which Pre-Closing Certificate shall set forth a good faith estimate of the amount of the Net Shareholders' Deficit. In connection with the preparation of the Pre-Closing Certificate, the Company shall make available to Alpha Micro and its advisors the Chief Financial Officer of the Company and all work papers, schedules, memoranda and other documents and information prepared or reviewed by the Company in the preparation of the Pre-Closing Certificate as may be necessary for the verification of the calculations set forth in the Pre-Closing Certificate.

               For the purposes hereof, an "Electing Shareholder" shall mean a shareholder who has executed prior to the Merger an agreement in a form reasonably acceptable to Alpha Micro whereby such Electing Shareholder agrees to receive as full consideration for such Electing Shareholder's shares of Company Common Stock the Lobozzo Per Share Merger Consideration.

               The Escrowed Funds shall equal Two Hundred Fifty Thousand Dollars ($250,000) plus an additional amount equal to the following: One Hundred Fifty Thousand Dollars ($150,000) less any reduction in the Company's accounts payable subsequent to May 31, 1998 and prior to the Closing Date attributable to the compromise or other write-off by the Payee which (i) relates to an account payable more than sixty (60) days outstanding, (ii) is acknowledged and agreed to in writing by the payee, and (iii) is approved by Alpha Micro as not having an adverse impact on the Company's relationship with a continuing vendor.

               (b) Options and Warrants. Each Option and Warrant issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof be canceled at the Effective Time and shall (subject to Section 1.7) entitle the holder thereof to receive an amount, if greater than zero, equal to the Per Share Merger Price multiplied by the number of shares of Company Common Stock acquirable immediately prior to the Effective Time through the exercise of such Option or Warrant, less the aggregate exercise price for all shares of Company Common Stock issuable upon the exercise of such Option or Warrant, provided that there shall be withheld from the Per Share Merger Price payable with respect to such Option and Warrant the pro rata portion (based upon the total number of shares of Company Stock Outstanding and Options and Warrants described in this Paragraph (b)) of the Escrow Funds as calculated pursuant to this Section 1.5, which amount shall be deposited into the escrow provided by Article IX to fund the Shareholder's indemnification obligations pursuant to Article X and any adjustment pursuant to Section 9.2 and be subject to the terms of the Escrow Agreement attached hereto as Exhibit "B"..

                    (c) Treasury Stock. Each share of Company Common Stock held in the treasury of the Company or by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, if any, shall be canceled.

                    (d) Alpha Micro Merger Corp Stock. Each share of common stock of Alpha Micro Merger Corp issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

                    (e) Rights as Shareholders. The Shareholders of DCI's Common Stock will cease to have any rights as shareholders of DCI, except such rights, if any, as they may have pursuant to the New York Statute.

               1.6 Delivery of Purchase Price. At the Effective Time, the Shareholders shall deliver the certificates representing all issued and outstanding shares of Company Common Stock to Alpha Micro for cancellation, and Alpha Micro shall deliver the Purchase Price in the following manner: (i) Alpha Micro shall deliver to the Escrow Agent the Escrowed Funds, to be held as a source of funds for the indemnification obligations of the Shareholders pursuant to Article X; and (ii) Alpha Micro shall deliver the remainder of the Purchase Price to an entity designated by DCI (which shall be subject to Alpha Micro's reasonable approval) (the "Paying Agent"), in cash, to be distributed to the Shareholders (each Shareholder having the right to receive a portion of the Purchase Price based on the number of shares of DCI Common Stock owned by the respective Shareholder on the Effective Date and as calculated and set forth in
Section 1.5 above).

               1.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, each share of DCI Common Stock issued and outstanding immediately prior to the Effective Time and which is held by any holder of such shares who has not voted for approval of this Agreement and the transactions contemplated hereby or consented thereto in writing, and who has properly demanded appraisal rights with respect thereto in accordance with Section 623 of the New York Statute (the "Dissenting Shares"), shall not be converted into, or be exchangeable for the right to receive, the applicable Per Share Merger Price, but holders of such shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 623 of the New York Statute, unless and until the holder of any such shares withdraws his or her demand for such appraisal in accordance with the New York Statute or otherwise loses his or her right to such appraisal. If a holder of Dissenting Shares shall properly withdraw his or her demand for appraisal or shall otherwise lose his or her right to such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be deemed to have been converted into and to have become exchangeable for the right to receive the applicable Per Share Merger Price, without any interest thereon but subject to the obligation of such holder to participate in the escrow under the Escrow Agreement based on such holder's Pro Rata Interest pursuant to
Section 1.5(a). The Company shall give Alpha Micro prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the New York Statute received by the Company relating to Shareholders' rights of appraisal.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ALPHA MICRO
---------------------------------------------

               As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Alpha Micro represents and warrants to the Company and the Shareholders, as of the date of execution of this Agreement and as of the Effective Time:

               2.1 Corporate Status. Alpha Micro is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Alpha Micro Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Alpha Micro Merger Sub is a wholly-owned subsidiary of Alpha Micro.

               2.2  Corporate  Power  and  Authority.  Each of the  Alpha  Micro
Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Alpha Micro Companies has taken all action necessary to authorize its execution and the delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

               2.3 Enforceability. This Agreement has been duly executed and delivered by each of the Alpha Micro Companies and constitutes a legal, valid and binding obligation of each of the Alpha Micro Companies, enforceable against each of the Alpha Micro Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
---------------------------------------------

               As a material inducement to each of the Alpha Micro Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to the Alpha Micro Companies, as of the date of execution of this Agreement and as of the Closing Date:

               3.1 Corporate Status. DCI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. DCI is qualified to transact business as a foreign corporation in California, Connecticut, Georgia, Illinois, Louisiana, Maryland, Massachusetts, Ohio, Pennsylvania, Texas and New Jersey, and the nature of its properties or the conduct of its business does not require qualification in any other state. DCI has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of DCI.

               3.2 Subsidiaries. Schedule 3.2 lists each subsidiary ("Subsidiary") of DCI and each other corporation, partnership, joint venture or other business entity in which DCI, directly or indirectly, own any outstanding voting securities of or other interests in, or controls, together a description of the interest therein, the state of incorporation, and each state in which such Subsidiary is qualified to transact business. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted or proposed to be conducted. Each Subsidiary is qualified to transact business as a foreign corporation in those states where the nature of its properties and the conduct of its business requires qualification. Each Subsidiary has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any Subsidiary or other entity described on Schedule 3.2 except as set forth on Schedule 3.2.

               3.3 Power and Authority. DCI has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. DCI has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, excepting the approval of the Shareholders which will be obtained prior to Closing.

               3.4 Enforceability. This Agreement has been duly executed and delivered by DCI, and constitutes the legal, valid and binding obligation of DCI, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

               3.5 Capitalization. DCI has authorized an aggregate of 20,000,000 shares of Company common stock $.01 par value and 5,000,000 shares of preferred stock, and 18,200,050 shares of Common Stock and no shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of each of the Subsidiaries listed on Schedule 3.2 are owned by DCI. All of the issued and outstanding shares of capital stock of DCI and its Subsidiaries and the securities of any other entity in which the Company has an interest (i) have been duly authorized and validly issued, and once exchanged for the Per Share Merger Price or Lobozzo Per Share Merger Price, as the case may be, no person or entity shall be entitled to require that payment be made with respect to such shares except as contemplated by Section 1.5(a) hereof, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of DCI or its Subsidiaries and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require DCI or its Subsidiaries to issue or sell any shares of their respective capital stock (or securities convertible into or exchangeable for shares of its capital stock) except as listed on
Schedule 3.5. There are no outstanding stock appreciation, phantom stock profit participation or other similar rights with respect to DCI or its Subsidiaries except as listed on Schedule 3.5. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of DCI or its Subsidiaries. DCI is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

               3.6 Commission Reports. Except for delinquent filings prior to fiscal 1997, DCI has duly and timely made all required filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and all of the reports, forms and documents so filed complied in all material respects with all applicable requirements. DCI has heretofore delivered to Alpha Micro accurate and complete copies of the reports, proxy statements and registration statements which have been filed with the Securities and Exchange Commission since January 1, 1993, all of which are listed on Schedule 3.6. None of such reports, proxy statements or registration statements contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements and schedules of DCI contained in such public reports (or incorporated therein by reference) were prepared in accordance with GAAP applied on a consistent basis, except as noted therein, and fairly present the consolidated financial condition and results of operations of DCI and its subsidiaries as at the respective dates thereof and for the periods indicated therein, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments, none of which are material.

               3.7 Loss Contingencies and Other Non-Accrued Liabilities. Except as described on the Schedule 3.7, the Company does not have (i) any loss contingencies which are not required by GAAP to be accrued; (ii) any loss contingencies involving an unasserted claim or assessment which are not required by GAAP to be disclosed because the potential claimants have not manifested to the Company an awareness of a possible claim or assessment; or (iii) any categories of known liabilities or obligations which are not required by GAAP to be accrued. For purposes of this Agreement, "loss contingency" shall have the meaning accorded to it by GAAP.

               3.8 No Violation. The execution and delivery of this Agreement by DCI, the performance by DCI of its obligations hereunder and the consummation by DCI of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of DCI, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Company, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) excepting with respect to the filing and recordation of appropriate merger documents as required by the New York Statute, and except as to the approval of a majority of DCI's shareholders, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

               3.9 Representations and Covenants Regarding Corporate Records of DCI and its Subsidiaries. The copies of the articles of incorporation and bylaws of DCI and its Subsidiaries which were provided to Alpha Micro are true, accurate and complete and reflect all amendments thereto, and DCI and its Subsidiaries shall not amend the [articles of incorporation or] bylaws prior to the Closing Date. The minute books for DCI and its Subsidiaries have been or shall be delivered to Alpha Micro for review within four (4) days from the date of this Agreement, and shall be true and correct in all material respects as of the date of such review. The Company shall promptly provide to Alpha Micro copies of all subsequent entries therein prior to the Closing Date. Upon delivery to Alpha Micro, the minute books of DCI and its Subsidiaries shall be true and correct and will contain the true signatures of the Persons purporting to have signed them. All material corporate actions taken by DCI and its Subsidiaries have been or will be as of the date of delivery of the minute books duly authorized or ratified. All accounts, books, ledgers and official and other records of DCI and its Subsidiaries have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

               3.10 Interim Financial Statements. DCI has delivered to Alpha Micro financial statements for the periods ending April 30, 1998 and May 31, 1998 (the "Interim Financial Statements"). The Interim Financial Statements fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The Interim Financial Statements of the Company fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no extraordinary or material non-recurring items of income or expense during the periods covered by the Interim Financial Statements (except as may be expressly stated in the notes thereto) and the balance sheets included in the Interim Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Interim Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

               3.11 Changes Since May 31, 1998 (the "Current Balance Sheet Date"), and for the Period Between May 28, 1998 and May 31, 1998. Except as set forth on Schedule 3.11, since the Current Balance Sheet Date, and as separately stated, for the period May 28, 1998 through May 31, 1998, the Company has not
(i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such Persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $20,000 in the aggregate outside of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate except as approved in writing by Alpha Micro; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) except consistent with past practices, delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing, except as expressly contemplated herein.

               3.12 Liabilities of the Company. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (i) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (ii) liabilities described on
Schedule 3.7, (iii) liabilities incurred in the ordinary course of business consistent with past practice since the Current Balance Sheet Date (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (iv) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which do not exceed in the aggregate $25,000, and (v) liabilities incurred in the ordinary course of business prior to the Current Balance Sheet Date which, in accordance with GAAP consistently applied, were not recorded thereon. Other than set forth on Schedule 3.12, the Company will have no outstanding indebtedness for borrowed money at the Effective Time, including principal and accrued but unpaid interest, and including payments on capitalized equipment leases. The amount of the Company's outstanding indebtedness to Lobozzo (whether pursuant to outstanding debentures, the existing credit agreement or otherwise), will be no more than Three Million Nine Hundred Ninety Two Thousand and One Dollars ($3,992,001), as of the Effective Time, except as permitted pursuant to Section 6.10.

               3.13 Litigation. Except as set forth on Schedule 3.13, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated before any court, administrative agency, arbitration panel, mediator or other body which matter is against, by or affecting the Company, or any of its properties or assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. The Company has not been charged with, nor is the Company under investigation with respect to any charge concerning or in violation of, any provisions of federal, state or local law or administrative regulations in respect of its business and operations. There are no outstanding judgments, orders, writs, injunctions, decrees or stipulations issued by any court or federal ,state or local Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

               3.14 Environmental Matters.

                    (a) The Company and its former subsidiaries and predecessors are and have at all times been in full compliance with all Environmental Laws (as defined in clause (h) below) governing their business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (h) below) and/or Handling (as defined in clause (h) below) of Hazardous Substances (as defined in clause (h) below) or other Waste (as defined in clause (h) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (h) below) for the ownership of their properties and assets and the operation of their businesses as presently and previously conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, directives, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                    (b) There are no non-compliance orders, warning letters, notices of violation or the like (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or investigations or proceedings
     (administrative, judicial or otherwise) (collectively "Proceedings") pending or threatened against or involving the Company or any of its former subsidiaries, or the business, operations, properties, or assets of any or all of the foregoing, initiated by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company or any of its former subsidiaries in connection with, related to or arising out of (i) the ownership by the Company or such subsidiaries of their properties or assets or (ii) the operation of their businesses, which have not been resolved to the satisfaction of the initiating Governmental Authority or third party in a manner that would impose any obligation, burden or liability on Alpha Micro or the Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on Alpha Micro or the Surviving Corporation, including, without limitation: (i) Notices or Proceedings related to the Company and/or any of its former subsidiaries being a potentially responsible party under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where the Company and/or any of its former subsidiaries has conducted its business or operations or has transported, transferred or disposed of other Waste; (iii) Notices or Proceedings relating to the Company and/or any of its former subsidiaries being responsible to undertake any removal, response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to the Company and/or any of its former subsidiaries being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                    (c) Except as set forth on Schedule 3.14, neither the Company nor any of its former subsidiaries has Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances or other Waste to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste; (ii) any real property currently or previously owned or leased by the Company and/or any of its former subsidiaries; or (iii) any site which, pursuant to any Environmental Laws, (A) has been placed on the National Priorities List or its state equivalent, or (B) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company and/or any of its former subsidiaries that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of or, to the knowledge of the Company, adjacent to, any real property currently or previously owned or leased by the Company and/or any of its former subsidiaries in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws. The Company and/or any of its former subsidiaries did not Discharge any Hazardous Substance on, into or beneath the surface of any real property adjacent to any real property currently or previously owned or leased by the Company or on which the Company and/or any of its former subsidiaries performed any of its business operations.

                    (d) Schedule 3.14 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company or any of its former subsidiaries on any real property currently or previously owned or leased by the Company or any of its former subsidiaries or on which the Company and/or any of its former subsidiaries performed any of its business operations which have involved the Handling or Discharge of Hazardous Substances.

                    (e) Neither the Company nor any of its former subsidiaries owns, operates or uses, nor have any of them owned, operated, or used, any Aboveground Storage Tanks (as defined in clause (h) below) or Underground Storage Tanks (as defined in clause (h) below), and there are not now nor have there ever been any Aboveground Storage Tanks or Underground Storage Tanks on or beneath any real property currently or previously owned or leased by the Company nor any of its former subsidiaries that are or were required to be registered under applicable Environmental Laws.

                    (f) Schedule 3.14 identifies (i) all environmental audits, assessments, investigations or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company and/or any of its former subsidiaries or any real property currently or previously owned or leased by the Company or any of its former subsidiaries or on which the Company and/or any of its former subsidiaries performed any of its business operations; (ii) the results of any ground water, soil, air and/or asbestos testing and/or monitoring undertaken by the Company and/or any of its former subsidiaries or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority or any third party, relating to or affecting the Company and/or any of its former subsidiaries or any real property currently or previously owned or leased by the Company or any of its former subsidiaries or on which the Company and/or any of its former subsidiaries performed any of its business operations which indicate the presence of Hazardous Substances; (iii) all material written communications between the Company and/or any of its former subsidiaries and any Governmental Authority and/or third party arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company and/or any of its former subsidiaries or any real property currently or previously owned or leased by the Company and/or any of its former subsidiaries.

                    (g) To the best of the Company's knowledge, there are not, and have not been, any asbestos containing materials in, on, under, about or as part of any of the properties (including, without limitation, the improvements thereto and the personal property thereon and/or thereat) which the Company and/or its former subsidiaries or predecessors, or any of them, owned and/or at which they, or any of them, operated; nor do any of the assets of the Company and/or its former subsidiaries or predecessors contain, nor have they ever contained, asbestos containing materials; nor are asbestos containing materials used or otherwise been part of the business or operations of the Company or its former subsidiaries or predecessors, nor have they ever been.

                    (h) For purposes of this Section 3.14, the following terms shall have the meanings ascribed to them below:

                    "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA (defined below), or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling, or decree governing Aboveground Storage Tanks.

                    "Discharge" or "Discharged" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                    "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Clean Water Act, as amended, 33 U.S.C.ss.1311, et seq.; the Clean Air Act, as amended (42 U.S.C. ss.7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss. 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss. 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, et seq. ("OSHA").

                    "Handle," "Handling" or "Handled" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                    "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation, remediation and/or monitoring under any Environmental Laws or which are or become defined, designated, identified, regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such Environmental Laws, statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                    "Licenses"  means  all  licenses,   certificates,   permits,
     approvals and registrations.

                    "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling, or decree governing Underground Storage Tanks.

                    "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

               3.15 Real Estate.

                    (a) The Company does not own any real property.

                    (b) Schedule 3.15 sets forth a list of all leases, licenses or similar agreements (the "Leases") to which the Company is a party (copies of which have previously been furnished to Alpha Micro), in each case, setting forth (i) the lessor and lessee thereof and the date and term of each of the Leases, (ii) the legal description, including street address, of each property covered thereby, and (iii) a brief description of the principal improvements and buildings thereon (the "Leased Premises").

     The Leases are in full force and effect and have not been amended, and as of the Effective Time the Company is not, in default or breach under any such Lease, and to the knowledge of the Company, no other party to any such Lease is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases by the Company, or, to the knowledge of the Company, by any other party thereunder, or which would entitle the lessor under any of the Leases to damages.

               3.16 Good Title to and Condition of Assets.

                    (a) The Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use, except as set forth on Schedule 3.16. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                    (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the Current Balance Sheet Date. Schedule 3.16 lists the vehicles owned, leased or used by the Company, setting forth the make, model, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the Lien, and if leased, the name of the lessor and the general terms of the lease.

               3.17 Compliance with Laws.

                    (a) The Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except for certain delinquent SEC filings described in
     Section 3.6 above, the Company has not been cited, fined or otherwise notified since June 1, 1996 of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

                    (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

                    (c)  The  Company  is and at all  times  has  been  in  full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                    (d) The Company is not subject to any Contract, decree or injunction which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

               3.18 Labor and Employment Matters. Schedule 3.18 sets forth the name, current rate of compensation of the employees of the Company. Except as set forth on Schedule 3.18, the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the twenty-four
(24) months prior to the date hereof. The Company is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise. The Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

               3.19 Employee Benefit Plans.

                    (a) Schedule 3.19 attached hereto contains a complete and accurate list of all Employee Plans. Complete and accurate copies of (i)
     all Employee Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three
     (3) plan years for each Employee Plan, (v) all reports by independent auditors for the last three (3) plan years, (vi) the most recent determination letters and all rulings, exemptions and waivers issued by the Internal Revenue Service ("IRS"), Department of Labor, or Pension Benefit Guaranty Corporation ("PBGC"), (vii) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty (30) days past due with respect to each Welfare Plan or Pension Plan which covers or has covered employees or former employees of the
     Company, (viii) union contracts pursuant to which the Company has established or maintains an Employee Plan, (ix) minutes or other records of meetings of Employee Plan fiduciaries held in the past three (3) years, and
     (x) all amendments to any of the foregoing, and all written interpretations or descriptions of any of the foregoing which have been distributed to the Company's employees have been delivered to Alpha Micro. Each Employee Plan has been administered in accordance with its terms and the Company has met its obligations with respect to such Employee Plan and has timely made all required contributions thereto. The Company and all Employee Plans are in compliance with the currently applicable provisions of ERISA, the Code, the regulations thereunder, and other applicable law.

                    (b) Except as set forth on Schedule 3.19, the Company has no knowledge of investigations by any governmental entity, termination proceedings or other claims (other than routine claims for benefits), suits or proceedings against or involving any Employee Plan or asserting any rights or claims to benefits under any Employee Plan that could give rise to any material liability.

                    (c) Schedule 3.19 sets forth each Pension Plan which is intended to be qualified under Section 401(a) of the Code. Each Pension Plan listed on Schedule 3.19 and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company or any ERISA Affiliate is qualified and tax exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a), and has been so qualified during the period from its adoption to date.

                    (d) Neither the Company nor any ERISA Affiliate currently maintains, or has ever maintained, an Employee Plan subject to Section 412 of the Code or Title IV of ERISA.

                    (e) Except as set forth on Schedule 3.19, neither the Company nor any ERISA Affiliate currently contributes, or has ever contributed, to a Multi-employer Plan.

                    (1) Except as set forth on Schedule 3.19, neither the Company nor any ERISA Affiliate has, at any time, withdrawn from a Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of the Company or any ERISA Affiliate.

                    (2) All contributions required to be made by the Company or any ERISA Affiliate to each Multi-employer Plan have been made when due.

                    (3) If, as of the Closing Date, the Company (and all ERISA Affiliates) were to withdraw from all Multi-employer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA, except to the extent specified on Schedule 3.19.

                    (4) To the best of the Company's knowledge,  with respect to each Multi-employer Plan: (i) no such Multi-employer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company or any ERISA Affiliate under Title IV of ERISA; (ii) no proceeding has been initiated by any Person (including the PBGC) to terminate any Multi-employer Plan; (iii) the Company and the ERISA Affiliates have no reason to believe that any Multi-employer Plan will be terminated or will be reorganized under ERISA; and (iv) the Company and the ERISA Affiliates do not expect to withdraw from any Multi-employer Plan.

               (f) Except as set forth on Schedule 3.19, there are no unfunded obligations under any Employee Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage, pensions and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

               (g) Except as set forth on Schedule 3.19, no act or omission has occurred and no condition exists with respect to an Employee Plan maintained by the Company that could subject the Company to any material fine, penalty, tax liability or Lien of any kind imposed under (i) Sections 404, 406, 502(c), 502(i) or 502(l) of ERISA, (ii) Sections 412, 511, 4971,
     4972, 4975, 4976, 4977, 4978,  4978B,  4979, 4979A or 4980B of the Code, or
     (iii) Title IV of ERISA.

               (h) Except as set forth on Schedule 3.19, no Employee Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

               (i) Except as set forth on Schedule 3.19, no Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Plan.

               (j) No complete or partial termination of any Employee Plan has occurred for which affected participants were not fully vested in their accrued benefits.

               (k) Any bonding required by ERISA has been obtained and is in full force and effect.

               (l) With respect to each trust established by the Company which intended to qualify as a voluntary employee benefit association under
     Section 501(c)(9) of the Code, the Company does not have and does not expect to have any liability (whether absolute or contingent, whether in the nature of penalties, excise tax, additional contributions, or otherwise) with respect to the funding or operation thereof, and the Company does not expect the trust to have any unrelated business income tax (whether absolute or contingent). The Company has either received a ruling or determination from the IRS that such trust is exempt from taxation under
     Section 501(c)(9) of the Code or has applied to the IRS for such a ruling or determination.

               (m) The consummation of this transaction will not entitle any employee of the Company to severance pay, unemployment compensation or any similar payment.

               (n) All required filings, including all filings required to be made with the United States Department of Labor, IRS and the PBGC have been timely filed.

               (o) Each Welfare Plan which covers or has covered employees or former employees of the Company and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 of Title I of ERISA and Section 4980B of the Code at all times.

               (p) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section l62(a)(l) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (q) Each Employee Plan, related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company is legally valid and binding and in full force and effect.

               (r) Neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company.

               (s) No event has occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans, or (ii) pursuant to any obligation of the Company or any ERISA Affiliate to indemnify any Person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

               3.20 Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. Schedule 3.20 contains
(i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Alpha Micro) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder and has no knowledge of facts which would give rise to retroactive premium adjustments.

               3.21 Receivables. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past experience. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

               3.22 Licenses and Permits. The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               3.23 Adequacy of the Assets; Relationships with Suppliers; Affiliated Transactions. The Assets, Leased Premises and Intellectual Property constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted and proposed to be conducted. No current supplier to the Company of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any Person from whom or to whom the Company leases real or personal property.

               3.24  Intellectual  Property.  The Company has full legal  right, title and interest in and to all trademarks, service marks, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property, excepting to the extent reflected in contracts listed on
Schedule 3.25. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

               3.25 Contracts. Schedule 3.25 contains a list of all executory contracts, plans, undertakings and commitments (whether oral or written) to which the Company is a party or by which it is bound (collectively, the "Contracts"), and any proposals or bids, including but not limited to the following (including with respect to each oral agreement, a summary of all material terms of such oral agreement):

               (a)  employment contracts;

               (b)  labor or union contracts;

               (c)  distribution,   franchise,   license,   sales,   agency   or
                    advertising contracts;

               (d) contracts or commitments relating to commission arrangements with others;

               (e)  contracts with suppliers;

               (f)  leases for personal property;

               (g) service and consulting contracts, showing names and addresses of such customers and the equipment subject to service under the service contracts, and amounts and periods prepaid; and

               (h) reseller agreements and certifications.

               True copies of all of the Contracts, including all amendments and supplements thereto, as well as all proposed but not yet executed contracts, have been or will be prior to the Effective Time made available to Alpha Micro. The Company will deliver to Alpha Micro at the Closing the original or a full, true and correct copy of each of the written Contracts, and all modifications and amendments to the foregoing, in existence on the Closing Date.

               All of the Contracts are valid and in full force and effect. Except as set forth on Schedule 3.25, all of the Contracts are fully assignable without the consent of the other party thereto. The Company has duly performed all of its obligations under the Contracts to the extent those obligations to perform have accrued, and no default or breach under any Contracts by the Company or any other party has occurred which remains uncured, nor is the Company aware of any event which has occurred which, with notice or passage of time, could give rise to any such default. To the best of the Company's knowledge, there is no reason to believe that any customer who is a party to any Contract is unable or unwilling to perform its obligations under such contract. The Company is not aware of any request for or need for service under any service contract which has not been performed prior to the Closing, except as set forth on Schedule 3.25.

               With respect to equipment leases, the Company has caused no damages to the leased equipment which would entitle the lessor under any such Lease to damages.

               3.26 Customers. The customer list delivered to Alpha Micro contains a complete and accurate list of the names and addresses of all customers who have purchased products or services from the Company within the last three (3) years. Schedule 3.26 sets forth (i) the twenty (20) largest customers of the Company in terms of revenues during the Company's last fiscal year, showing the approximate total sales in dollars by the Company to each of these customers during such fiscal year. No single customer (including affiliates of the Company) represents more than ten percent (10%) of the Company's revenues. Except as listed on Schedule 3.26, since the Current Balance Sheet Date, there has been no adverse change in the business relationship of the Company with any customer or supplier which would have a Material Adverse Effect on the business taken as a whole. Except as disclosed on Schedule 3.26, neither Lobozzo nor John Devito has received any direct or indirect communication that any material customer with whom the Company presently has a contract intends to terminate, not renew or materially reduce the present level of services obtained from the Company.

               3.27 Accuracy of Information Furnished by the Company. No representation, statement or information made or furnished by the Company to Alpha Micro or any of Alpha Micro's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Company has provided Alpha Micro with access to true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

               3.28 Bank Accounts; Business Locations. Schedule 3.28 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all Persons authorized to withdraw funds from each such account.

               3.29 Names; Prior Acquisitions. All names under which the Company does business as of the date hereof are specified on Schedule 3.29. Except as set forth on Schedule 3.29, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three (3) years.

               3.30 No Commissions. Except for that contract by and between DCI and Paschal & Co. described on Schedule 3.25, the Company has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

               3.31 National Canada Finance Corp. The Company has obtained the written agreement that the quarterly premium payments associated with the Company's debt to National Canada Finance Corp. shall not exceed Twenty Five Thousand Dollars ($25,000) in the aggregate, and that no other amounts shall be due National Canada Finance Corp. excepting outstanding principal and accrued interest under the Amended and Restated Promissory Note dated October 10, 1996.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LOBOZZO
-----------------------------------------

               As a material inducement to each of the Alpha Micro Companies to enter into this Agreement and to consummate the transactions contemplated hereby, Lobozzo represents and warrants to the Alpha Micro Companies, as of the date of execution of this Agreement and as of the Effective Time:

               4.1 Lobozzo Shares. Joseph Lobozzo II and Joanne Lobozzo own those shares represented by share certificates as set forth on Schedule 4.1. Lobozzo owns in the aggregate 14,300,000 shares of Company Common Stock of DCI. Except as described on Schedule 4.1, neither Joseph Lobozzo II nor Joanne Lobozzo has any rights to acquire any other shares of DCI.

               4.2 Enforceability. This Agreement has been duly executed and delivered by Joseph Lobozzo II and Joanne Lobozzo, and constitutes the legal, valid and binding obligation of Joseph Lobozzo II and Joanne Lobozzo, enforceable it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

               4.3 No Violation. The execution and delivery of this Agreement by Joseph Lobozzo II and Joanne Lobozzo, the performance by Joseph Lobozzo II and Joanne Lobozzo of each of his or her obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either Joseph Lobozzo II or Joanne Lobozzo, (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any Contract which is applicable to, binding upon or enforceable against either Joseph Lobozzo II or Joanne Lobozzo.

               4.4 Outstanding Loans. The amounts shown on Schedule 4.4 as owed to Lobozzo accurately reflect all amounts owed Joseph Lobozzo II and/or Joanne Lobozzo as of the date of this Agreement, and as supplemented, as of the Effective Date.

               4.5 Management. Lobozzo is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER
--------------------------------------

               5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent with past practice. The Company shall use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has significant business relations. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Alpha Micro:

                    (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                    (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest in the Company, except with respect to options already granted under the Company's Stock Option Plan, and provided hereunder that nothing herein shall preclude the Company from effecting on its books transfers by its shareholders other than Lobozzo, and further provided that Lobozzo shall be permitted to transfer up to 292,000 shares of the Company Common Stock held by Lobozzo to John DeVito and certain other employees of the Company designated by Lobozzo;

                    (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                    (d)  reclassify,   combine,   split,  subdivide  or  redeem,
          purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                    (e) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets, (ii) incur any indebtedness for borrowed money (other than to Lobozzo, provided that the amount owed Lobozzo as of the Effective Date, whether pursuant to outstanding debentures, the existing credit agreement or otherwise, shall not exceed Three Million Nine Hundred Ninety Two Thousand One Dollars ($3,992,001), other than as permitted by Section 6.10; issue any debt securities or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any Person or entity, or make any loans or advances, (iv) sell, dispose of or encumber any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice, or (v) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                    (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as disclosed on Schedule 5.1(f);

                    (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                    (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) due persons or entities other than Lobozzo, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice, or pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) due persons or entities other than Lobozzo other than as permitted by Section 6.10;

                    (i) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                    (j) agree, in writing or otherwise, to take or authorize any
          of  the  foregoing   actions  or  any  action  which  would  make  any
          representation or warranty in Article III untrue or incorrect.

ARTICLE VI

ADDITIONAL AGREEMENTS
---------------------

               6.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

               6.2 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of Nasdaq in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

               6.3 Access to Information. From the date hereof to the Effective Time, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford Alpha Micro and Alpha Micro's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, other facilities, to its officers and employees and to all books and records, and shall furnish such Persons with all financial, operating and other data and information as may be requested, provided that all information afforded Alpha Micro in connection with such access shall continue to be subject to the provisions of the Letter Agreement between the Company and Alpha Micro dated May 29, 1998 relating to confidential information. No information provided to or obtained by Alpha Micro shall affect any representation or warranty in this Agreement.

               6.4 Notification of Certain Matters. The Shareholders shall give prompt notice to Alpha Micro of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

               6.5 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that either party may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case such party shall consult with an officer of the other prior to making such disclosure).

               6.6 No Other Discussions. Neither the Company or Lobozzo or their respective employees, agents and representatives will (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Company and/or Lobozzo will immediately notify Alpha Micro if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions. Neither Alpha Micro nor its employees, agents and representatives will, prior to the Merger, (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) prior to the Merger, enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. In the event this Agreement is terminated pursuant to the provisions of Section 12.1(a), (c) or (d), Alpha Micro shall disclose to Lobozzo if any other person or entity has attempted to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions

               6.7 Restrictive Covenants. In order to assure that Alpha Micro will realize the benefits of the Merger, Joseph Lobozzo II and Joanne Lobozzo hereby each agree with Alpha Micro that they execute and deliver at the Closing a Covenant Not To Compete in the form of Exhibit "C" hereto pursuant to which they will agree that neither Joseph Lobozzo II nor Joanne Lobozzo will, for a period of four years from the Effective Time:

                    (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or shareholder of any company or business, engage in any business activity in any county in which the Company presently conducts business which is directly or indirectly in competition with the business conducted by the Company at the Effective Time; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                    (b) directly or indirectly (i) induce any Person which is a customer of the Company at the Effective Time to patronize any business directly or indirectly in competition with the business conducted by the Company; (ii) canvass, solicit or accept from any Person which is a customer of the Company, any such competitive business; or (iii) request or advise any Person which is a customer of the Company at the Effective Time to withdraw, curtail or cancel any such customer's business with the Company or its successors;

                    (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any Person who was employed by the Company at or within the prior six months, or in any manner seek to induce any such Person to leave his or her employment; and

                    (d) directly or indirectly, at any time following the Effective Time, in any way utilize, disclose, copy, reproduce or retain in his possession the Company's proprietary rights or records, including, but not limited to, any of its customer lists.

               Joseph Lobozzo II and Joanne Lobozzo agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect Alpha Micro after the Effective Time. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Alpha Micro and upon breach of any provision of this Section, Alpha Micro shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which Alpha Micro may have (including, without limitation, the right to seek monetary damages).

               6.8 Trading in Alpha Micro Common Stock. Except as otherwise expressly consented to in writing by Alpha Micro, from the date of this Agreement until the Effective Time, neither the Company nor Lobozzo will directly or indirectly purchase or sell (including short sales) any shares of Alpha Micro Common Stock in any transactions effected on Nasdaq or otherwise.

               6.9 Lobozzo Vote. Joseph Lobozzo II and Joanne Lobozzo, in executing this Agreement, as shareholders of the Company approve the Merger and the transactions contemplated hereby, and agree (i) not to sell, transfer or otherwise assign or encumber the shares of Company Stock owned by either of them except as permitted by Section 5.1(b) hereof and (ii) to vote in favor of the Merger and the transactions contemplated hereby at a special shareholders' meeting called for such purpose. Concurrently with the execution of this Agreement, Joseph Lobozzo II and Joanne Lobozzo shall deliver to Alpha Micro an irrevocable proxy to vote each of their shares of Company Common Stock in favor of the Merger.

               6.10 Lobozzo Loans. Neither the Company nor Lobozzo shall permit any increase in the amount of the Company's outstanding indebtedness to Lobozzo (whether pursuant to outstanding debentures, the existing credit agreement or otherwise) to increase to more than Three Million Nine Hundred Ninety Two Thousand and One Dollars ($3,992,001), provided that such amount may increase to up to Four Million One Hundred Ninety Two Thousand and One Dollars ($4,192,001) with John DeVito's written approval, and in excess of Four Million One Hundred Ninety Two Thousand and One Dollars ($4,192,001) with Alpha Micro's prior written approval. Subsequent to the execution of this Agreement, neither the Company nor Lobozzo shall permit any repayment of any amount owed Lobozzo unless the amount due Lobozzo by the Company exceeds Three Million Nine Hundred Ninety Two Thousand and One Dollars ($3,992,001). Alpha Micro agrees that it will cause the Surviving Corporation to pay, immediately after (but on the same day as) the Closing, all amounts owed by the Company to Lobozzo, which shall not exceed at the Effective Time the amounts permitted as set forth herein.

               6.11 Surviving Corporation. Alpha Micro shall not permit the Surviving Corporation to be dissolved prior to the first anniversary of the Merger.

               6.12 Operation of Business. The Company shall not incur any debt or subdebt not recorded on the Company's May 31, 1998 balance sheet in excess of the approximately Twenty Thousand Dollars ($20,000) incurred in connection with the acquisition of certain equipment in June 1998 except as permitted pursuant to Section 6.10.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE ALPHA MICRO COMPANIES
----------------------------------------------------------

               The obligations of the Alpha Micro Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Alpha Micro Companies:

               7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Company and Lobozzo contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except
(i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and Lobozzo shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Company and Lobozzo shall have delivered to the Alpha Micro Companies a certificate, dated as of the Effective Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties of the certifying party are true and correct and that all such obligations have been complied with and performed.

               7.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to the Company, and (ii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Alpha Micro Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company.

               7.3 Corporate Certificate. The Company shall have delivered to the Alpha Micro Companies (i) copies of the articles of incorporation and bylaws of DCI and each of its Subsidiaries as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors of the Company authorizing the transactions contemplated by this Agreement, and
(iii) a certificate of good standing of the Company issued by the Secretary of State of the State of New York as of a date not more than two days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of the Company as being true, correct and complete.

               7.4 Opinion of Counsel. The Alpha Micro Companies shall have received an opinion dated as of the Effective Date from counsel for the Company in the form of Exhibit "D".

               7.5 Consents. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law, other than those listed on Schedule 7.5.

               7.6 No Adverse Litigation. Other than the election of appraisal rights by fewer than ten (10%) of the Shareholders, there shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of Alpha Micro, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

               7.7 Financing. Alpha Micro shall have obtained financing from ING pursuant to that commitment letter dated June __, 1998.

               7.8 Shareholder Approval; Dissenters' Rights. The shareholders of DCI shall have approved the transactions contemplated herein and holders of no more than ten percent (10%) of the Company Common Stock shall have elected dissenter's rights.

               7.9 Shareholder Loans. The amount owed by the Company to Lobozzo (whether by loan, debenture or otherwise) shall not exceed $3,992,000 except as permitted pursuant to Section 6.10.

               7.10 Changes in Balance Sheet. As of the Closing Date:

                    (i) the Company's unearned prepaid revenue shall not have increased since May 31, 1998,

                    (ii) the outstanding balance of the Company's accounts payable shall not exceed the amount of its accounts payable on May 31, 1998, and

                    (iii) the Company shall not have incurred any debt or subdebt not recorded on the Company's May 31, 1998 balance sheet in excess of the approximately Twenty Thousand Dollars ($20,000) incurred in connection with the acquisition of certain equipment in June 1998.

               7.11 Lien Releases. Lobozzo and National Canada Finance Corp. shall have delivered into an escrow acceptable to Alpha Micro UCC lien releases to be delivered to Alpha Micro upon payment of the outstanding debt to them, and no other UCC Financing Statements shall be effective other than with respect to equipment purchases as contemplated by Article III.

               7.12 Minority Shareholder Claims. The Company shall have provided to Alpha Micro releases from each minority shareholder who has previously asserted claims against the Company.



ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS
-----------------------------------------------------------------

               The obligations of DCI and its shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company:

               8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Alpha Micro contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Alpha Micro Companies shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Alpha Micro Companies shall have delivered to the Company and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

               8.2 No Order or Injunction. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing.

               8.3 Shareholder Approval. The shareholders of DCI shall have approved the transactions contemplated herein.

ARTICLE IX

ESCROW
------

               9.1 Escrow. The Escrowed Funds shall be placed in escrow with a bank acceptable to both parties(the "Escrow Agent") and invested by the Escrow Agent in direct obligations of the United States Government with maturities of ninety-one (91) days or less (such funds together with interest thereon the "Escrow Amount"). The Escrow Amount is subject to adjustment pursuant to Section
9.2 and to indemnification claims pursuant to Article X. The Escrow Amount shall be held by the Escrow Agent until December 31, 1999 in accordance with the terms of an Escrow Agreement to be executed among Lobozzo, the Alpha Micro Companies and the Escrow Agent at Closing in the form of Exhibit "B" (the "Escrow Agreement").

               9.2 Reductions to the Escrowed Funds.

                    (a) Net Shareholders' Deficit. To the extent the actual Net Shareholders' Deficit shall subsequently be determined to be greater than the Net Shareholders' Deficit as set forth in the Pre-Closing Certificate (in each case calculated in accordance with Section 1.5(a)), Alpha Micro shall be entitled to reimbursement of the difference on a dollar for dollar basis from the Escrowed Funds and Joseph Lobozzo II, as the representative of the Shareholders (the "Shareholders' Representative), shall give written instructions to the Escrow Agent to distribute to Alpha Micro the amount of such difference.

                    (b) Obligations to Indemnify Pursuant to Article X. Alpha Micro shall be entitled to reimbursement from the Escrowed Funds for any amounts which the Alpha Micro Companies are entitled to indemnification pursuant to Article X, and Alpha Micro's right to reimbursement pursuant to Article X shall be limited solely to the Escrowed Funds.

                    (c) Procedure for Reimbursement. To the extent Alpha Micro believes it is entitled to any amount from the Escrowed Funds, it shall give notice together with supporting documentation for its claim to the Shareholders' Representative and the Escrow Agent. If no objection is received from the Shareholders Representative within thirty (30) days the Escrow Agent shall reimburse Alpha Micro the amount claimed from the Escrowed Funds. If Alpha Micro and the Shareholders' Representative are unable to resolve any disagreement with respect to a claim of Alpha Micro for reimbursement from the Escrowed Funds, they shall submit to binding arbitration in Paramus, New Jersey (or such other location as the parties may mutually agree), in the case of a claim pursuant to Section 9.1(a) using a nationally recognized accounting firm selected in accordance with the terms of the Escrow Agreement, or using the American Arbitration Association in the case of any other claim. The cost of such arbitration proceeding shall be shared equally by Alpha Micro and the Shareholders and the Shareholders' share of such amount shall be paid solely from the Escrowed Funds. The proceedings shall be conducted in accordance with the rules of the American Arbitration Association. Alpha Micro agrees to cause the Company to afford the Shareholders' Representative access to all books and records of the Company reasonably necessary to evaluate any claim of Alpha Micro for reimbursement.

ARTICLE X

INDEMNIFICATION
---------------

               10.1 Survival of Representations and Warranties. The respective representations and warranties contained in this Agreement or in any Schedule hereto shall survive the Closing Date and continue through December 31, 1999.

               10.2 Indemnification.

                    (a) The Shareholders agree to indemnify, defend and hold harmless the Alpha Micro Companies and their respective officers, directors, employees, agents, advisors, representatives, lenders and its and their respective "affiliates" (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character ("Losses") arising out of or in any manner incident, relating or attributable to (i) any inaccuracy in any representation or breach of any warranty of the Company or Lobozzo contained in this Agreement or in any schedule, exhibit, certificate, instrument or other document or agreement executed and delivered by the Company in accordance with this Agreement; (ii) any failure by the Company or Lobozzo to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any schedule, exhibit, certificate, instrument or other document or agreement executed by it in accordance with this Agreement; and (iii) any Losses incurred in connection with a matter disclosed on Schedule
          3.07 or Schedule 3.13 in excess of the amount recorded with respect to such matter on the Current Balance Sheet. The obligation of the Shareholders to indemnify Alpha Micro as herein stated shall survive the consummation of the transactions herein described for the period set forth in Section 10.1, as extended for periods of dispute about whether a claim is justified.

                    (b) Alpha Micro agrees to indemnify, defend and hold harmless the Shareholders and the officers, directors and advisors of DCI from and against any Losses arising out of or in any manner incident relating or attributable to (i) any inaccuracy in any representation or breach of any warranty of the Alpha Micro Companies contained in this Agreement or in any Schedule, Exhibit, certificate, instrument or other document or agreement executed and delivered by the Alpha Micro Companies in accordance with this Agreement; (ii) any failure by the Alpha Micro Companies to perform or observe any covenant, agreement or condition to be performed or observed by them under this Agreement or under any Schedule, Exhibit, certificate, instrument or other document or agreement executed by it in accordance with this Agreement; or (iii) the failure of the Surviving Corporation to fully pay and discharge any duty of the Company in accordance with its terms to the extent due after the Closing Date. The obligation of Alpha Micro to indemnify the Shareholders as herein stated shall survive the consummation of the transactions herein described for the applicable period set forth in Section 10.1, as extended for periods of dispute about whether a claim is justified.

                    (c) If Alpha Micro  believes that a matter has occurred that entitles it to indemnification under this Article X or the Shareholders believe that a matter has occurred that entitles them to indemnification under this Article X, Alpha Micro or the Joseph Lobozzo II as the Shareholders' Representative, as the case may be (the "Indemnified Party"), shall give prompt written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an "Indemnifying Party") describing such matter in reasonable detail. The Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its Losses and to supplement its claim from time to time thereafter by further notices as they are established. The Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position with respect thereto in reasonable detail. If such Indemnifying Party does not respond within such thirty (30) day period, it will be deemed to have accepted the Indemnified Party's indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute. Upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period to which the Indemnified and Indemnifying Parties may agree, such dispute shall be submitted to arbitration in Paramus, New Jersey (or such other location as the parties may mutually agree) to a member of the American Arbitration Association mutually appointed by the Indemnified and Indemnifying Parties (or, in the event the Indemnified and Indemnifying Parties cannot agree on a single such member, to a panel of three (3) members. The decision rendered in any arbitration shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction.

                    (d) Amounts recoverable by Alpha Micro hereunder from the Escrowed Funds shall be paid in accordance with the Escrow Agreement. Alpha Micro may not recover from the Shareholders under this Section
          10.2 any increase in Negative Net Worth or Losses until the aggregate amount thereof exceeds Fifty Thousand Dollars ($50,000.00), but in such event shall be entitled to recover the amount of its Losses in excess of $50,000 to a maximum of the amount of the Escrowed Funds remaining in the Escrow. For example, if the aggregate of all Losses equals $500,000 and there is $400,000 in Escrowed Funds, Alpha Micro shall be entitled to all $400,000 of the Escrowed Funds.

               10.3 Adjustment to Merger Consideration. All payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the consideration granted in the Merger under Section 1.5 hereof.

ARTICLE XI

DEFINITIONS
-----------

               For purposes of this Agreement, the following terms shall have the meanings specified below:

               11.1 "Affiliate". shall have the meaning ascribed in Rule 405 of the Securities Act of 1933, as Amended.

               11.2 "Agreement" shall have the meaning given in the Preamble.

               11.3  "Agreement  of  Merger"  shall  have the  meaning  given in
Section 1.1 hereof.

               11.4 "Alpha Micro Companies" shall have the meaning given in the Preamble.

               11.5 "Assets" shall have the meaning given in Section 3.16(a) hereof.

               11.6 "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et seq.

               11.7  "Closing"  shall  have the  meaning  given in  Section  1.2 hereof.

               11.8 "Closing Date" shall mean the date on which the Closing occurs.

               11.9 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

               11.10 "Company" shall have the meaning given in the Preamble.

               11.11  "Company  Common  Stock"  shall have the meaning  given in
Section 1.5(a) hereof.

               11.12 "Contracts" Shall have the meaning given in Section 3.25 hereof.

               11.13 "Current Balance Sheet" shall mean the Balance Sheet of the Company as of May 31, 1998.

               11.14 "Current Balance Sheet Date" shall have the meaning given in Section 3.11 hereof.

               11.15 "DCI" shall have the meaning given in the Preamble.

               11.16 "DCI Stock" shall mean "Company Common Stock."

               11.17 "Dissenting Shares" shall have the meaning given in Section
1.7 hereof.

               11.18 "Effective Date" or "Effective Time" shall have the meaning given in Section 1.3 hereof.

               11.19  "Electing  Shareholders"  shall have the meaning  given in
Section 1.5.

               11.20 "Employee Plans" shall mean all Benefit Arrangements, Multi-employer Plans, Pension Plans and Welfare Plans.

               11.21 "EPCRA" shall mean the Emergency Planning and Community Right to Know Act.

               11.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               11.23 ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" or "affiliated service group" with or under "common control" with the Company (prior to the Closing Date) or Alpha Micro Companies as defined in Section 414(b), (c), (m) or (o) of the Code.

               11.24 "Escrow Agent" shall have the meaning given in Section 9.1 hereof.

               11.25 "Escrow  Agreement" shall have the meaning given in Section
9.1 hereof.

               11.26 "Escrow Amount" shall have the meaning given in Section 9.1 hereof.

               11.27 "Escrowed Funds" shall have the meaning given in Section 1.5(a)(ii) hereof.

               11.28 "Facility" shall mean each parcel of real property, each building, structure, installation, equipment, pipe or pipeline, well, pit, pond, lagoon, impoundment, ditch, landfill, storage container, motor vehicle, rolling stock and any and every part thereof, currently owned, leased or operated by the Company.

               11.29 "FIFRA" shall mean the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. ss. 136-136y ("FIFRA").

               11.30 "Fixed Assets" shall have the meaning given in Section 3.16(b) hereof.

               11.31 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

               11.32 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including but not limited to any self regulatory authority such as NASD.

               11.33 "Immigration Act" shall mean the Immigration Reform and Control Act of 1986.

               11.34 "Indemnified Party" shall have the meaning given in Section 10.2(c) hereof.

               11.35  "Indemnifying  Party"  shall  have  the  meaning  given in
Section 10.2(c) hereof.

               11.36  "Insurance  Policies"  shall  have  the  meaning  given in
Section 3.20 hereof.

               11.37  "Intellectual  Property"  shall have the meaning  given in
Section 3.24 hereof.

               11.38 "Interim Financial Statements" shall have the meaning given in Section 3.10.

               11.39 "IRS" shall mean the Internal Revenue Service.

               11.40 "Leased Premises" shall have the meaning given in Section 3.15(b) hereof.

               11.41 "Leases" shall have the meaning given in Section 3.15(a) hereof.

               11.42 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

               11.43 "Lobozzo" shall have the meaning given in the Preamble.

               11.44 "Lobozzo Per Share Merger Price" shall have the have the meaning given in Section 1.5(a) hereof.

               11.45 "Losses" shall have the meaning given in Section 10.2(a) hereof.

               11.46 "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

               11.47  "Merger"  shall  have the  meaning  given in  Section  1.1 hereof.

               11.48 "Multi-employer Plan" shall mean any "multi-employer plan" as defined in Section 4001(a)(3) of ERISA (i) which Company maintains, administers, contributes to or is required to contribute to, or, within the past six (6) years, maintained, administered, contributed to or was required to contribute to and (ii) which covers any employee or former employee of Company (with respect to their relationship with Company).

               11.49 "Net Shareholders' Deficit" shall have the meaning as given in Section 1.5(a) hereof.

               11.50 "New York Statute" shall mean the Business Corporation Law of the State of New York.

               11.51 "Notices" shall have the meaning given in Section 3.14(b) hereof.

               11.52 "OSHA" shall mean the Occupational Safety and Health Act.

               11.53 "Option" shall mean each option, warrant or other right to acquire, directly or indirectly through conversion of convertible securities purchasable through exercise of such option, warrant or other right, shares of Company Common Stock.

               11.54 "Paying Agent" shall have the meaning given in Section 1.6 hereof.

               11.55 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

               11.56 "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multi-employer Plan or a defined benefit plan subject to Title IV of ERISA or Section 412 of the Code)
(i) which the Company maintains, administers, contributes to or is required to contribute to, or, within the five (5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to and
(ii) which covers any employee or former employee of the Company Pension Plan.

               11.57 "Per Share Merger  Price"  shall have the meaning  given in
Section 1.5(a) hereof.

               11.58 "Permits" shall have the meaning given in Section 3.22 hereof,

               11.59 "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

               11.60  "Pre-Closing  Certificate" shall have the meaning given in
Section 1.5(a) hereof.

               11.61 "Proceedings" shall have the meaning given in Section 3.14(b) hereof.

               11.62 "Purchase Price" shall have the meaning given in Section 1.5(a) hereof.

               11.63 "RCRA" shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq.

               11.64  "Receivables"  shall  have the  meaning  in  Section  3.21 hereof.

               11.65   "SARA"   shall   mean   the   Superfund   Amendment   and
Reauthorization Act.

               11.66  "Shareholders'  Representative"  shall mean Joseph Lobozzo
II.

               11.67 "Shareholders" shall have the meaning given in the Preamble.

               11.68 "Stock Option Plan" shall mean The Delta CompuTec Inc. Incentive Stock Option Plan and the Delta CompuTec 1985 Stock Option Plan.

               11.69 "Subsidiary" shall have the meaning given in Section 3.2 hereof.

               11.70  "Surviving  Corporation"  shall have the meaning  given in
Section 1.1 hereof.

               11.71  "System"  shall have the  meaning  given in  Section  3.25 hereof.

               11.72 "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

               11.73 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

               11.74 "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA (i) which the Company maintains, administers, contributes to or is required to contribute to, and (ii) which covers any employee or former employee of the Company.

               11.75 Other Definitional Provisions.

                    (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                    (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                    (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                    (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

ARTICLE XII

TERMINATION
-----------

               12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                    (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                    (b) by Alpha Micro in the event of a material breach by the Company or Lobozzo of any provision of this Agreement; or

                    (c) by DCI in the event of a material breach by Alpha Micro of any provision of this Agreement; or

                    (d) by either Alpha Micro or DCI if the Closing shall not have occurred by August 31, 1998, unless DCI has not held its shareholders meeting by August 26, 1998 to seek the approval of the transactions contemplated herein, in which case either Alpha Micro or DCI shall have the right to terminate this Agreement if the Closing does not occur within five (5) business days of such meeting, providing in either case that the party electing to terminate the Agreement is not in default of any of its obligations hereunder.

               12.2 Effect of Termination. Except for the provisions of Article X hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE XIII

GENERAL PROVISIONS
------------------
               13.1 Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be personally served or sent by overnight courier, by registered mail or certified mail, postage prepaid, or by prepaid telex (if such transmission is confirmed by delivery by certified or registered mail (first-class postage prepaid) or guaranteed overnight delivery), telecopy or telegram and shall be deemed to have been given when such writing is received by the intended recipient thereof. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof served as provided in this Paragraph 13.1) shall be as follows:

            If to Alpha Micro:              Alpha Microsystems
                                            2722 South Fairview Street
                                            Santa Ana, California 92704
                                            Attn:  Chief Financial Officer
                                            Fax No.: (714) 641-7678

            With a copy to:                 Allen, Matkins, Leck, Gamble &
                                            Mallory LLP
                                            515 South Figueroa Street, 8th Floor
                                            Los Angeles, California  90071
                                            Attn:  Debra Dison Hall, Esq.
                                            Fax No.:  (213) 620-8816

            If to Alpha Micro Merger Sub:   Alpha Microsystems
                                            2722 South Fairview Street
                                            Santa Ana, California 92704
                                            Attn: Chief Financial Officer
                                            Fax  No.:  (714) 641-7678

            With a copy to:                 Allen, Matkins, Leck, Gamble &
                                            Mallory LLP
                                            515 South Figueroa Street, 8th Floor
                                            Los Angeles, California  90071
                                            Attn: Debra Dison Hall, Esq.
                                            Fax No.:  (213) 620-8816

            If to the Company:              Delta CompuTec Inc.
                                            900 Huyler Street
                                            Teterboro, New Jersey
                                            Attn: Joseph Lobozzo II

            With a copy to:                 Harris Beach & Wilcox
                                            The Granite Building
                                            130 East Main Street
                                            Rochester, NY  14604-1687
                                            Attn:  Shawn Griffin
                                            Fax No.:  (716) 232-1573

            If to Lobozzo                   Joseph Lobozzo II
                                            690 Portland Avenue
                                            Rochester, New York 14621
                                            Fax No.:
Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

               13.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

               13.3 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

               13.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

               13.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other Person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company or Lobozzo without the prior written consent of Alpha Micro, nor may it be assigned by Alpha Micro without the prior written consent of the Company and Lobozzo.

               13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

               13.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

               13.8 Governing Law; Severability. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        ALPHA MICROSYSTEMS,
                                        a California corporation
                                        By:
                                        Douglas J. Tullio, President


                                        ALPHA MICRO MERGER CORP.,
                                        a Delaware corporation
                                        By:
                                        Douglas J. Tullio, President


                                        DELTA COMPUTEC INC.,
                                        a New York corporation
                                        By:
                                        Its:


                                        ------------------------------------
                                        JOSEPH LOBOZZO II, individually


                                        -------------------------------------
                                        JOANNE LOBOZZO, individually

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits to Merger Agreement

      Exhibit A - Agreement of Merger

      Exhibit B - Escrow Agreement

      Exhibit C - Covenant Not to Compete

      Exhibit D - Opinion


Disclosure Schedules

     Schedule 3.2 - List of Subsidiaries

     Schedule 3.5 - Exceptions Related to Capitalization

     Schedule 3.6 - Securities & Exchange Commission List

     Schedule 3.7 - Loss Contingencies

     Schedule 3.11 - Changes  Since May 31, 1998 and for the Period  Between May
                     28, 1998 and May 31, 1998

     Schedule 3.12 - Liabilities

     Schedule 3.13 - Litigation

     Schedule 3.14 - Environmental Matters

     Schedule 3.15 - Leases

     Schedule 3.16 - Vehicles and Assets

     Schedule 3.18 - Employee Compensation

     Schedule 3.19 - Employee Plans

     Schedule 3.20 - Insurance

     Schedule 3.25 - Contracts

     Schedule 3.26 - Customers

     Schedule 3.28 - Accounts

     Schedule 3.29 - Names

     Schedule 4.1 - Lobozzo Shares

     Schedule 4.4 - Lobozzo Loans

     Schedule 5.1(f) - Salary Increases

     Schedule 7.5 Consents

                                   EXHIBIT "A"

                               AGREEMENT OF MERGER


      To be in form necessary to reflect the terms of the Merger Agreement and in compliance with Applicable Law.

                                   EXHIBIT "B"

                                ESCROW AGREEMENT


               To be in form necessary to reflect the terms of the
                             Merger Agreement.

                                   EXHIBIT "C"

                             COVENANT NOT TO COMPETE


              To be in form necessary to reflect the terms of the
                             Merger Agreement.

                                   EXHIBIT "D"


               1. Each of DCI and its subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction listed in Schedules
     3.1 and 3.2 respectively of the Merger Agreement. Each of DCI and its subsidiaries has the necessary power and authority to own, lease and operate their properties and to conduct their business as presently conducted.

               2. DCI has the requisite power and authority to enter into the Merger Agreement and the other documents contemplated thereby and to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The Merger Agreement and each document contemplated thereby have been duly executed and delivered by DCI and constitute the legal, valid and binding obligation of DCI, enforceable against DCI in accordance with their terms. The execution and delivery of the Merger Agreement and the documents contemplated thereby and the consummation by DCI of the transactions contemplated thereby have been duly approved by the board of directors and the shareholders of DCI, and all corporate action by DCI required in order to authorize the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

               3. No authorization, consent, order, permit or approval of, or filing with, any governmental authority, or, to our actual knowledge upon reasonable investigation, any other person, is required for the execution and delivery of the Merger Agreement by DCI or the consummation by DCI of the transactions contemplated thereby, except those set forth in the Agreement and the Schedules thereto.

               4. Neither the execution and delivery of the Merger Agreement or any of the documents contemplated thereby by DCI nor the compliance by DCI with any of the provisions thereof will (a) violate or conflict with the Articles of Incorporation or Bylaws of DCI, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to DCI or any of its properties or assets.

               5. The authorized capital stock of DCI consists of 20,000,000 shares of voting common stock of which 18,468,850 are issued and outstanding on the date hereof, and 5,000,000 shares of preferred stock, of which zero are issued and outstanding on the date hereof. All such outstanding shares have been dully authorized and validly issued and, excepting to the extent the consideration paid was less than par value, are fully paid and nonassessable. Except as set forth in Schedule __ to the Merger Agreement, there are no outstanding warrants, options or rights (including conversion or preemptive rights) to subscribe for or purchase any capital stock or other securities of DCI or any of its subsidiaries.

               6. To our actual knowledge, except as set forth on Schedule 3.13 to the Merger Agreement, there is no action, suit, proceeding at law or in equity or investigation by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or to our actual knowledge threatened against or affecting DCI or any of its properties or rights which could reasonably be expected to (i) materially and adversely affect the right or ability of DCI to carry on its business as now conducted; (ii) materially and adversely affect the financial condition or properties of DCI; or (iii) question the validity of the Merger Agreement or any of the transactions contemplated thereby.

               7. The payment of a lower price per share for each share owned by the Lobozzos than the price per share payable to the other shareholders of DCI in the Merger as provided in the Merger Agreement does not violate any New York statute, law, regulation, rule or order.

               8. The Termination Agreements executed by [name employees] terminating their Employment Contracts have been duly executed and delivered by each party thereto and are enforceable in accordance with their terms.

                                MERGER AGREEMENT
                                  by and among
                               ALPHA MICROSYSTEMS,
                            a California corporation,
                            ALPHA MICRO MERGER CORP.,
                             a Delaware corporation,
                              DELTA COMPUTEC INC.,
                             a New York corporation,
                                       and
                      JOSEPH LOBOZZO II AND JOANNE LOBOZZO

                                  July 2, 1998

                                TABLE OF CONTENTS
                                                                          Page

ARTICLE I   THE MERGER...................................................  21

  1.1 The Merger.........................................................  21
  1.2 The Closing........................................................  21
  1.3 Filing of Articles of Merger.......................................  21
  1.4 Surviving Corporation's Certificate of Incorporation, Bylaws,
          Directors and Officers.........................................  21
  1.5 Conversion of Securities...........................................  22
  1.6 Delivery of Purchase Price.........................................  23
  1.7 Dissenting Shares..................................................  24

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF ALPHA MICRO................  24

  2.1 Corporate Status...................................................  24
  2.2 Corporate Power and Authority......................................  24
  2.3 Enforceability.....................................................  24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  24

  3.1 Corporate Status...................................................  23
  3.2 Subsidiaries.......................................................  23
  3.3 Power and Authority................................................  23
  3.4 Enforceability.....................................................  23
  3.5 Capitalization.....................................................  23
  3.6 Commission Reports.................................................  26
  3.7 Loss Contingencies Other Non-Accrued Liabilities...................  26
  3.8 No Violation.......................................................  26
  3.9 Representations and Covenants Regarding Corporate Records of the
          DCI and its Subsidiaries.......................................  26
  3.10 Interim Financial Statements......................................  27
  3.11 Changes Since May 31, 1998 (the "Current Balance Sheet Date"), and
          for the Period Between May 28, 1998 and May 31, 1998...........  27
  3.12 Liabilities of the Company........................................  27
  3.13 Litigation........................................................  28
  3.14 Environmental Matters.............................................  28
  3.15 Real Estate.......................................................  30
  3.16 Good Title to and Condition of Assets.............................  31
  3.17 Compliance with Laws..............................................  31
  3.18 Labor and Employment Matters......................................  32
  3.19 Employee Benefit Plans............................................  32
  3.20 Insurance.........................................................  34
  3.21 Receivables.......................................................  34
  3.22 Licenses and Permits..............................................  34
  3.23 Adequacy of the Assets; Relationships with Customers and Suppliers;
          Affiliated Transactions........................................  35
  3.24 Intellectual Property.............................................  35
  3.25 Contracts.........................................................  35
  3.26 Customers.........................................................  36
  3.27 Accuracy of Information Furnished by the Company..................  36
  3.28 Bank Accounts; Business Locations.................................  36
  3.29 Names; Prior Acquisitions.........................................  36
  3.30 No Commissions....................................................  36
  3.31 National Canada Finance Finance...................................  36

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF LOBOZZO....................  36

  4.1 Lobozzo Shares.....................................................  36
  4.2 Enforceability.....................................................  36
  4.3 No Violation.......................................................  37
  4.4 Outstanding Loans..................................................  37
  4.5 Management.........................................................  37

ARTICLE V   CONDUCT OF BUSINESS PENDING THE MERGER.......................  37

  5.1 Conduct of Business by the Company Pending the Merger..............  37

ARTICLE VI  ADDITIONAL AGREEMENTS........................................  38

  6.1 Further Assurances.................................................  38
  6.2 Cooperation........................................................  38
  6.3 Access to Information..............................................  38
  6.4 Notification of Certain Matters....................................  38
  6.5 Confidentiality; Publicity.........................................  39
  6.6 No Other Discussions...............................................  39
  6.7 Restrictive Covenants..............................................  39
  6.8 Trading in Alpha Micro Common Stock................................  40
  6.9 Lobozzo Vote.......................................................  40
  6.10 Lobozzo Loans.....................................................  40
  6.11 Surviving Corporation.............................................  40
  6.12 Operation of Business.............................................  40

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF THE ALPHA MICRO COMPANIES...  40

  7.1 Accuracy of Representations and Warranties and Compliance with
          Obligations....................................................  40
  7.2 No Material Adverse Change or Destruction of Property..............  41
  7.3 Corporate Certificate..............................................  41
  7.4 Opinion of Counsel.................................................  41
  7.5 Consents...........................................................  41
  7.6 No Adverse Litigation..............................................  41
  7.7 Financing..........................................................  41
  7.8 Shareholder Approval; Dissenters' Rights...........................  41
  7.9 Shareholder Loans..................................................  41
  7.10 Changes in Balance Sheet..........................................  41
  7.11 Lien Releases.....................................................  42
  7.12 Minority Shareholder Claims.......................................  42

ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE
               SHAREHOLDERS..............................................  42

  8.1 Accuracy of Representations and Warranties and Compliance with
          Obligations....................................................  42
  8.2 No Order or Injunction.............................................  42
  8.3 Shareholder Approval...............................................  42

ARTICLE IX  ESCROW.......................................................  42

  9.1 Escrow.............................................................  42
  9.2 Reductions to the Escrowed Funds...................................  42

ARTICLE X   INDEMNIFICATION..............................................  43

  10.1 Survival of Representations and Warranties........................  43
  10.2 Indemnification...................................................  43
  10.3 Adjustment to Merger Consideration................................  44

ARTICLE XI  DEFINITIONS..................................................  44

  11.1 Affiliate.........................................................  44
  11.2 Agreement.........................................................  44
  11.3 Agreement of Merger...............................................  44
  11.4 Alpha Micro Companies.............................................  44
  11.5 Assets............................................................  44
  11.6 CERCLA............................................................  45
  11.7 Closing...........................................................  45
  11.8 Closing Date......................................................  45
  11.9 Code..............................................................  45
  11.10 Company..........................................................  45
  11.11 Company Common Stock.............................................  45
  11.12 Contracts........................................................  45
  11.13 Current Balance Sheet............................................  45
  11.14 Current Balance Sheet Date.......................................  45
  11.15 DCI..............................................................  45
  11.16 DCI Stock........................................................  45
  11.17 Dissenting Shares................................................  45
  11.18 Effective Date or Effective Time.................................  45
  11.19 Electing Shareholders............................................  45
  11.20 Employee Plans...................................................  45
  11.21 EPCRA............................................................  45
  11.22 ERISA............................................................  45
  11.23 ERISA Affiliate..................................................  45
  11.24 Escrow Agent.....................................................  45
  11.25 Escrow Agreement.................................................  45
  11.26 Escrow Amount....................................................  45
  11.27 Escrowed Funds...................................................  45
  11.28 Facility.........................................................  45
  11.29 FIFRA............................................................  46
  11.30 Fixed Assets.....................................................  46
  11.31 GAAP.............................................................  46
  11.32 Governmental Authority...........................................  46
  11.33 Immigration Act..................................................  46
  11.34 Indemnified Party................................................  46
  11.35 Indemnifying Party...............................................  46
  11.36 Insurance Policies...............................................  46
  11.37 Intellectual Property............................................  46
  11.38 Interim Financial Statements.....................................  46
  11.39 IRS..............................................................  46
  11.40 Leased Premises..................................................  46
  11.41 Leases...........................................................  46
  11.42 Lien.............................................................  46
  11.43 Lobozzo..........................................................  46
  11.44 Lobozzo Per Share Merger Price...................................  46
  11.45 Losses...........................................................  46
  11.46 Material Adverse Change (or Effect)..............................  46
  11.47 Merger...........................................................  46

  11.48 Multi-employer Plan..............................................  46
  11.49 Net Shareholders' Deficit........................................  47
  11.50 New York Statute.................................................  47
  11.51 Notices..........................................................  47
  11.52 OSHA.............................................................  47
  11.53 Option...........................................................  47
  11.54 Paying Agent.....................................................  47
  11.55 PBGC.............................................................  47
  11.56 Pension Plan.....................................................  47
  11.57 Per Share Merger Price...........................................  47
  11.58 Permits..........................................................  47
  11.59 Person...........................................................  47
  11.60 Pre-Closing Certificate..........................................  47
  11.61 Proceedings......................................................  47
  11.62 Purchase Price...................................................  47
  11.63 RCRA.............................................................  47
  11.64 Receivables......................................................  47
  11.65 SARA.............................................................  47
  11.66 Shareholders' Representative.....................................  47
  11.67 Shareholders.....................................................  47
  11.68 Stock Option Plan................................................  47
  11.69 Subsidiary.......................................................  47
  11.70 Surviving Corporation............................................  47
  11.71 System...........................................................  48
  11.72 Tax Return.......................................................  48
  11.73 Taxes............................................................  48
  11.74 Welfare Plan.....................................................  48
  11.75 Other Definitional Provisions....................................  48

ARTICLE XII TERMINATION..................................................  48

  12.1 Termination.......................................................  48
  12.2 Effect of Termination.............................................  48

ARTICLE XIII GENERAL PROVISIONS..........................................  49

  13.1 Notices...........................................................  49
  13.2 Entire Agreement..................................................  49
  13.3 Expenses..........................................................  49
  13.4 Amendment; Waiver.................................................  50
  13.5 Binding Effect; Assignment........................................  50
  13.6 Counterparts......................................................  50
  13.7 Interpretation....................................................  50
  13.8 Governing Law; Severability.......................................  50

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Attachment 2


                                                July 28, 1998



Board of Directors
Delta CompuTec, Inc
366 White Spruce Blvd.
Rochester, New York 14623

Members of the Board:

We understand that Delta CompuTec, Inc. ("DCI" or the "Company") and Alpha Micro Merger Corporation a wholly owned subsidiary of Alpha Microsystems, Inc. ("Alpha Micro"), have entered into a Merger Agreement dated as of July 1, 1998 (the "Agreement"), which provides, among other things, for Alpha Micro to acquire each outstanding and issued share of DCI, other than treasury shares for $.32 per share (estimated to be 6,087,625 shares, "Outside Shares.") This purchase price does not include the shares owned by Joe Lobozzo, Joanne Lobozzo and John DiProsa estimated to be 12,381,225 ("control shares") which will be purchased for $.12 per share.

You have asked for our opinion as to whether the purchase is fair from a financial point of view to the Outside Shareholders of DCI.

     For purposes of the opinion set forth herein, we have:

          Reviewed certain publicly available financial statements of DCI;

          Reviewed certain internal interim financial statements and other financial and operating data concerning DCI prepared by management;

          Discussed certain financial projections with management of DCI;

          Discussed the past and current operations and financial condition as well as prospects for DCI with management;

          Compared the financial performance of DCI with that of certain other comparable companies;

          Reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions and the valuations of targets as well as the valuations of similar publicly traded companies;

          Reviewed the reported prices and trading activity for the DCI common stock;

          Participated in discussions and negotiations among representatives of DCI and Alpha Micro and their financial and legal advisors;

          Interviewed the legal representative of DCI to better understand the negotiations between DCI and Alpha Micro;

          Reviewed the Merger Agreement and certain related documents; and

          Performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. We have not made any independent valuation or appraisal of the assets or liabilities of DCI, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of the date hereof.

We have acted as financial advisor to the Board of Directors of DCI in connection with this transaction and will receive a fee for our services.

It is understood that this letter is for the information of the Board of Directors of DCI. We express no opinion and make no recommendation as to how the Board of Directors of DCI should vote in connection with the Merger Agreement. It is further understood that we express no opinion and make no recommendation as to how the stockholders of DCI should vote in the stockholders meeting' in connection with the Merger.



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


Based on and subject to the foregoing, we are of the opinion on the date hereof that the valuation for the outside shares is fair from a financial point of view. Based on our knowledge of the negotiations we believe the value for the inside shareholders is fair as well.



                                                Very truly yours,

                                                PASCHALL and COMPANY





                                                /s/ N. Price Paschall
                                                ----------------------
                                                By: N. Price Paschall
                                                    President




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Attachment 3

New York State Business Corporation Law Section 623

Procedure to enforce shareholder's right to receive payment for shares

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his/her shares.

     (c) Within twenty days after the giving notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation, In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than iii cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.


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


     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting Ii older of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each share-holder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined

     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary , vexatious or otherwise not in good faith, no interest shall be allowed to him.

     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the forgoing, the court may, in its discretion, apportion and assess all or any part of the cost, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting share-holders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (1) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

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Attachment 4


Deloitte & Touche LLP




INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Delta Computec Inc.
Rochester, New York

     We have audited the accompanying consolidated balance sheets of Delta Computec Inc. and subsidiaries of October 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' investment (deficit) and cash flows for each of the three years in the period ended October 31, 1997. Our audits also included the financial statement schedule listed in the Index at Item 8. These financial statements and financial statement schedule are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

     We conducted out audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Delta Computec Inc. and subsidiaries as of October 31, 1997 and 1996, and the results of their operation and their cash flows for each of the three years in the period ended October 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

January 9, 1998



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